Exhibit 2.2

EXECUTION VERSION

SEPARATION AND DISTRIBUTION AGREEMENT

by and among

BERRY GLOBAL GROUP, INC.,

TREASURE HOLDCO, INC.,

and

GLATFELTER CORPORATION

Dated as of February 6, 2024

TABLE OF CONTENTS

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SEPARATION AND DISTRIBUTION AGREEMENT

This SEPARATION AND DISTRIBUTION AGREEMENT (this “Agreement”), dated as of February 6, 2024, by and among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Remainco”), TREASURE HOLDCO, INC., a Delaware corporation and a wholly owned indirect Subsidiary of Remainco (“Spinco”), and GLATFELTER CORPORATION, a Pennsylvania corporation (“RMT Partner”). Each of Remainco, Spinco, and RMT Partner is sometimes referred to herein as a “Party” and collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, Remainco, acting through itself, its direct wholly-owned Subsidiary, Berry Global, Inc., a Delaware corporation (“BGI”), and other direct and indirect Subsidiaries, currently conducts the Remainco Business and the Spinco Business;

WHEREAS, Remainco intends to cause the separation of the Spinco Business from the Remainco Business, and to cause the assignment, transfer, conveyance and delivery (collectively, “Transfer”) of the Spinco Assets to Spinco and other members of the Spinco Group (all such Transfers collectively referred to as the “Contribution”), such that, after the Contribution, the Spinco Business is solely held by members of the Spinco Group;

WHEREAS, in connection with the Contribution, but prior to the Initial Spin, Spinco will make the Spinco Special Cash Payment to BGI;

WHEREAS, following the Contribution and pursuant to this Agreement, BGI will undertake the Initial Spin by distributing 100% of the Spinco Common Stock to Remainco;

WHEREAS, following the Initial Spin, Remainco will distribute (the “Spinco Distribution”) to the holders of Remainco Common Stock all of the issued and outstanding shares of Spinco Common Stock received in the Initial Spin (a) by means of a pro rata distribution (the “Spin-Off”), and/or (b) with the consent of RMT Partner, by way of an offer to exchange shares of Spinco Common Stock for outstanding shares of Remainco Common Stock (the “Exchange Offer”) (to be followed by a Clean-Up Spin-Off);

WHEREAS, immediately following the Spinco Distribution and pursuant to the RMT Transaction Agreement, (a) First Merger Sub shall be merged with and into Spinco, with Spinco continuing as the surviving corporation and a wholly owned Subsidiary of RMT Partner (the “First Merger”), and (b) immediately following the First Merger and as part of the same overall transaction, Spinco will merge with and into Second Merger Sub (the “Second Merger”, and together with the First Merger, the “Merger”), with Second Merger Sub being the surviving limited liability company and wholly owned Subsidiary of RMT Partner, all upon the terms and subject to the conditions set forth in the RMT Transaction Agreement;

WHEREAS, for U.S. federal income Tax purposes, it is intended that (a) the Contribution, the Spinco Special Cash Payment, and the Initial Spin undertaken on the terms and conditions set forth in this Agreement shall constitute a plan of reorganization in support of the Intended Initial Spin Tax Treatment, (b) the Spinco Distribution and the Clean-Up Spin-Off, if required, on the terms set forth in this Agreement shall qualify for the Intended Spinco Distribution Tax Treatment, (c) the Merger shall qualify for the Intended Merger Tax Treatment, and (d) this Agreement together with the RMT Transaction Agreement shall constitute a “plan of reorganization” for purposes of Section 368 of the Code in support of the Intended Tax Treatment;

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WHEREAS, the board of directors of Spinco (the “Spinco Board”) has unanimously (a) approved and declared advisable this Agreement, the RMT Transaction Agreement and the transactions contemplated hereby and thereby, including the Separation, the Initial Spin, the Spinco Distribution and the Merger, (b) determined that this Agreement, the RMT Transaction Agreement and the transactions contemplated hereby and thereby, including the Separation, the Initial Spin, the Spinco Distribution and the Merger, are in the best interest of Spinco and its sole stockholder, and (c) resolved to recommend the adoption of the RMT Transaction Agreement by BGI, as the sole stockholder of Spinco; and

WHEREAS, the board of directors of Remainco (the “Remainco Board”) has unanimously approved this Agreement, the RMT Transaction Agreement and the transactions contemplated hereby and thereby, including the Separation, the Initial Spin, the Spinco Distribution and the Merger, subject to such further action of the Remainco Board required, if applicable, to determine the structure of Initial Spin and the Spinco Distribution, establish the Record Date and the Spinco Distribution Date, and the effectiveness of the declaration of the Initial Spin and the Spinco Distribution by the Remainco Board (which is subject to the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in this Agreement).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, each of the Parties hereby agree as follows:

Article I

THE SEPARATION

Section 1.1             Transfer of Assets and Assumption of Liabilities.

(a)            Subject to the terms of this Agreement, and substantially in accordance with the Separation Plan (as finally determined pursuant to Section 1.2), prior to the Initial Spin:

(i)        Spinco Assets. Remainco shall Transfer (or will cause each of its applicable Subsidiaries to Transfer) to Spinco or the applicable member(s) of the Spinco Group (which shall accept) all of Remainco’s and its applicable Subsidiaries’ respective right, title and interest in and to all Spinco Assets;

(ii)       Spinco Assumed Liabilities. Spinco shall, and shall cause the other members of the Spinco Group to accept, assume and agree to perform, discharge and fulfill the Spinco Assumed Liabilities in accordance with their respective terms. Spinco and each other member of the Spinco Group shall be responsible for all Spinco Assumed Liabilities, regardless of when or where such Spinco Assumed Liabilities arose or arise, or the legal entity that incurred or holds the Spinco Assumed Liability (provided, however, that nothing contained herein shall preclude or inhibit Spinco from asserting against Third Parties any defense available to the Person that incurred or holds such Spinco Assumed Liability), or whether the facts on which they are based occurred prior to, at or subsequent to the Spinco Distribution, regardless of where or against whom such Spinco Assumed Liabilities are asserted or determined or whether asserted or determined prior to the date of this Agreement;

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(iii)      Excluded Assets. Spinco shall cause the members of the Spinco Group to assign, transfer, convey and deliver to Remainco or one or more of its other Subsidiaries designated by Remainco (other than any member of the Spinco Group), and Remainco or such other Subsidiaries shall accept from such applicable members of the Spinco Group, such applicable Person’s respective direct or indirect right, title and interest in and to any Excluded Assets; and

(iv)      Excluded Liabilities. Remainco and/or its Subsidiaries designated by Remainco (other than any member of the Spinco Group) shall accept and assume from the members of the Spinco Group and agree to perform, discharge and fulfill the Excluded Liabilities of such Persons, and Remainco and/or its applicable Subsidiaries shall be responsible for all Excluded Liabilities, regardless of when or where such Excluded Liabilities arose or arise, or the legal entity that incurred or holds the Excluded Liability (provided, however, that nothing contained herein shall preclude or inhibit Remainco from asserting against Third Parties any defense available to the Person that incurred or holds such Excluded Liability), or whether the facts on which they are based occurred prior to, at or subsequent to the Spinco Distribution, regardless of where or against whom such Excluded Liabilities are asserted or determined or whether asserted or determined prior to the date of this Agreement.

(b)            In exchange for the Contribution and assumption of the Liabilities of Spinco set forth in Section 1.1(a), Spinco shall issue to BGI additional shares of Spinco Common Stock such that the number of shares of Spinco Common Stock then outstanding shall be equal to the number of shares of Spinco Common Stock necessary to effect the Initial Spin and the Spinco Distribution.

(c)            The Parties acknowledge and agree that, except for such rights as are otherwise expressly provided in this Agreement or any Ancillary Agreements, none of Spinco or any member of the Spinco Group shall acquire or be permitted to retain any direct or indirect right, title or interest in any Excluded Asset through the Transfer of the Spinco Assets to Spinco pursuant to Section 1.1(a), and that if any of the members of the Spinco Group owns any such Excluded Assets, all such rights, title and interests in such Excluded Assets shall be Transferred, as further set forth in this Agreement.

(d)            In furtherance of the Transfer of the Spinco Assets and assumption of the Spinco Assumed Liabilities provided for in Section 1.1(a), prior to the Initial Spin, (i) Remainco shall prepare, execute, deliver and record (as applicable), and shall cause the applicable members of its Group to prepare, execute, deliver and record (as applicable), such Conveyancing and Assumption Instruments as and to the extent reasonably necessary or appropriate to evidence the Transfer of all of Remainco’s and the members of the Remainco Group’s right, title and interest in and to the Spinco Assets to the applicable members of the Spinco Group (it being agreed and understood that no such Conveyancing and Assumption Instruments shall require Remainco or any of its Affiliates to make any representations or warranties, express or implied, not contained in this Agreement or any other Ancillary Agreement or agree to any covenants or other obligations effective after the Spinco Distribution (except to the extent required to comply with applicable Law, and in which case the Parties and the parties to such Conveyancing and Assumption Instrument(s) shall enter into such supplemental agreements or arrangements as are effective to preserve the allocation of economic benefits and burdens contemplated by this Agreement and the Ancillary Agreements)), including an agreement not to bring any claims against each other under or relating to such Conveyancing and Assumption Instruments other than pursuant to this Agreement or an Ancillary Agreement and (ii) Spinco shall prepare, execute, deliver and record (as applicable) such Conveyancing and Assumption Instruments (in each case in a form that is consistent with the terms and conditions of this Agreement, required by applicable Law to record or register transfer of title in each applicable jurisdiction, or otherwise customary in the jurisdiction in which the relevant Liabilities are located and reasonably acceptable to the Parties) as and to the extent reasonably necessary to evidence the valid and effective assumption of the Spinco Assumed Liabilities by the applicable members of the Spinco Group (it being agreed and understood that no such Conveyancing and Assumption Instruments shall require Spinco or any of its Affiliates to make any representations or warranties, express or implied, not contained in this Agreement or the Ancillary Agreements or agree to any covenants or other obligations effective after the Spinco Distribution (except to the extent required to comply with applicable Law, and in which case the Parties and the parties to such Conveyancing and Assumption Instrument(s)) shall enter into such supplemental agreements or arrangements as are effective to preserve the allocation of economic benefits and burdens contemplated by this Agreement and the Ancillary Agreements). Notwithstanding anything herein to the contrary, no quitclaim deed shall be used as a Conveyancing and Assumption Instrument.

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(e)            In furtherance of the Transfer of Excluded Assets and the assumption of Excluded Liabilities provided for in Section 1.1(a), prior to the Initial Spin, (i) Spinco shall execute and deliver, and shall cause any applicable members of the Spinco Group to prepare, execute, deliver and record (as applicable), such Conveyancing and Assumption Instruments as and to the extent reasonably necessary or appropriate to evidence the Transfer of all of Spinco’s and the members of its Group’s right, title and interest in and to the Excluded Assets to the applicable members of the Remainco Group (other than Spinco and the Spinco Group) (it being agreed and understood that no such Conveyancing and Assumption Instrument shall require Spinco or any of its Affiliates to make any representations or warranties, express or implied, not contained in this Agreement or any other Ancillary Agreement, or agree to any covenants or other obligations effective after the Spinco Distribution (except to the extent required to comply with applicable Law, and in which case the Parties and the parties to such Conveyancing and Assumption Instrument(s) shall enter into such supplemental agreements or arrangements as are effective to preserve the allocation of economic benefits and burdens contemplated by this Agreement and the Ancillary Agreements)), including an agreement not to bring any claims against each other under or relating to such Conveyancing and Assumption Instruments other than pursuant to this Agreement or an Ancillary Agreement and (ii) Remainco shall prepare, execute, deliver and record (as applicable) such Conveyancing and Assumption Instruments (in each case in a form that is consistent with the terms and conditions of this Agreement, required by applicable Law to record or register transfer of title in each applicable jurisdiction, and otherwise customary in the jurisdiction in which the relevant Liabilities are located and reasonably acceptable to the Parties) as and to the extent reasonably necessary to evidence the valid and effective assumption of the Excluded Liabilities by the applicable members of the Remainco Group (it being agreed and understood that no such Conveyancing and Assumption Instruments shall require Remainco or any of its Affiliates to make any representations or warranties express or implied, not contained in this Agreement or the Ancillary Agreements or agree to any covenants or other obligations effective after the Spinco Distribution (except to the extent required to comply with applicable Law, and in which case the Parties and the parties to such Conveyancing and Assumption Instrument(s) shall enter into such supplemental agreements or arrangements as are effective to preserve the allocation of economic benefits and burdens contemplated by this Agreement and the Ancillary Agreements)). Notwithstanding anything herein to the contrary, no quitclaim deed shall be used as a Conveyancing and Assumption Instrument.

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(f)            For a period ending on the earlier of (i) twenty-four (24) months after the Spinco Distribution and (ii) thirty-six (36) months after the date of this Agreement, each Party shall, and shall cause each member of its respective Group to, use commercially reasonable efforts to obtain, as promptly as practicable, the required Consents for the Transfer of any Spinco Asset or Excluded Asset as contemplated by this Agreement. In connection with the foregoing, Remainco, Spinco and RMT Partner agree to provide such evidence as to financial capability, resources, and creditworthiness of Remainco, Spinco and RMT Partner as may be reasonably requested by any Third Party whose Consent is sought hereunder. In no event shall (A) any of Remainco or RMT Partner (or any of their respective Affiliates) be required to make any non-de minimis payment, incur any non-de minimis Liability, commence any litigation or make any non-de minimis concession (financial or otherwise) to obtain any Consents of Third Parties contemplated by this Agreement and (B) prior to the Spinco Distribution, Spinco or any of its Subsidiaries be required to make any material payments, incur any material Liability, commence any litigation or make any material financial concessions to obtain any Consents of Third Parties contemplated by this Agreement.

Section 1.2             Separation Plan; Separation Committee.

(a)            Attached as Schedule I to this Agreement is the preliminary plan and structure for the Separation, Initial Spin, Spin-Off and Merger, as contemplated by this Agreement and the Ancillary Agreement (the “Preliminary Separation Plan”). As promptly as reasonably practicable after the date hereof (and no later than twenty (20) days after the date hereof), Remainco shall deliver to RMT Partner an updated Preliminary Separation Plan depicting (i) each material internal restructuring step Remainco proposes to undertake in connection with the Separation, (ii) a list and copies (to the extent such Contracts are in written form) of any Commingled Contracts, Combined Contracts and Intergroup Contracts, and (iii) a list of the Credit Support Instruments that, pursuant to Section 1.7, will be replaced by the Parties (the “Updated Preliminary Separation Plan”). RMT Partner shall have a period of twenty (20) days from the date Remainco delivers the Updated Preliminary Separation Plan to review and comment on such Updated Preliminary Separation Plan (the “Separation Plan Review Period”). In the twenty (20)-day period following the Separation Plan Review Period, Remainco and RMT Partner shall negotiate in good faith regarding any amendments, modifications or supplements to the Updated Preliminary Separation Plan, and Remainco and RMT Partner shall consider, in each case, (A) operational considerations, (B) Tax efficiencies, and (C) the relative benefits and burdens to each of them in connection with the proposed amendment, modification or supplement thereto (including considering the cumulative effects of each restructuring step on each of RMT Partner and Remainco); provided, that the Parties shall not be required to agree to any change that would reasonably be expected to prevent, materially delay or materially impair the receipt of the Private Letter Ruling or that would be inconsistent with the covenants set forth in the Tax Matters Agreement. At the end of the twenty (20)-day period following the Separation Plan Review Period, Remainco shall revise the Updated Preliminary Separation Plan to reflect any modifications or supplements to the Updated Preliminary Separation Plan as have been agreed to by the Parties in writing (such updated plan, and such plan as it may be further amended, modified or supplemented in accordance with this Section 1.2(a), the “Separation Plan”). The Separation Plan may thereafter be amended, modified or supplemented only with the prior written consent of RMT Partner (not to be unreasonably withheld, conditioned or delayed). In furtherance of the evaluation, development and implementation of the Updated Preliminary Separation Plan or the Separation Plan and any amendments, modifications or supplements thereto, Remainco shall provide RMT Partner with all Information reasonably requested by RMT Partner in connection with its review thereof.

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(b)           To the extent permitted by applicable Law, as promptly as reasonably practicable after the date hereof Remainco and RMT Partner shall form a separation committee (the “Separation Committee”) comprised of three (3) members appointed by Remainco and three (3) members appointed by RMT Partner, which Separation Committee shall discuss and monitor the implementation of the transactions set forth in the Separation Plan. The members of the Separation Committee appointed by Remainco shall ensure that the members of the Separation Committee appointed by RMT Partner are kept reasonably informed with respect to the implementation of the Separation Plan and with the overall progress of the Separation, and Remainco shall consult in good faith with RMT Partner regarding any timely and reasonable input from the members of the Separation Committee appointed by RMT Partner with respect thereto. Following the appointment of the members after the date hereof, and until the Spinco Distribution, the Separation Committee will meet at least once every two weeks on a date mutually acceptable to the members, and the Separation Committee may have additional meetings from time to time if the members so elect. All such meetings will be held telephonically or virtually by video conference unless otherwise agreed between the members. The Separation Committee shall put in place all such processes as may be required to ensure that no information is exchanged that would be prohibited by applicable Law.

Section 1.3             Commingled Contracts; Combined Contracts.

(a)           Treatment of Commingled Contracts. Prior to the Spinco Distribution and until the date that is twenty-four (24) months after the Spinco Distribution, to the extent (i) the rights and obligations (or comparable services) under such Commingled Contract have not been or are not contemplated to be provided to the Spinco Group pursuant to an Ancillary Agreement, (ii) replacement contracts, contract rights, bids, purchase orders or other agreements for such Commingled Contract have not yet been obtained or are not contemplated to be obtained pursuant to the Ancillary Agreements or this Agreement, and (iii) requested by Spinco or RMT Partner, as applicable, Remainco shall notify the Third Party that is the counterparty to each Commingled Contract and use its commercially reasonable efforts to assist Spinco (in each case with effect following the Spinco Distribution) (A) to establish replacement contracts, contract rights, bids, purchase orders or other agreements with respect to the Spinco Business with any Third Party which is a counterparty to any Commingled Contract, (B) to assign to a member of the Spinco Group the rights and obligations under such Commingled Contract to the extent related to the Spinco Business, so that Remainco and Spinco or the members of their respective Groups shall be entitled to the rights and benefits, and shall assume the related portion of any Liabilities, inuring to their respective Businesses, or (C) to establish reasonable and lawful arrangements (including subcontracting, sublicensing, subleasing or back-to-back agreements) designed to provide the Spinco Group with the rights and obligations under such Commingled Contract as of the Spinco Distribution and to the extent related to the Spinco Business; provided, however, that Remainco makes no representation or warranty that any Third Party shall consent to any such assignment or agree to enter into any such contract, contract right, bid, purchase order or other agreement with any member of the Spinco Group on the existing terms of the applicable Commingled Contract or at all. Neither Remainco nor its Affiliates shall be required to expend any non-de minimis unreimbursed money, commence any litigation or offer or grant any non-de minimis unreimbursed accommodation (financial or otherwise) to any Third Party to fulfill its obligation under this Section 1.3(a).

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(b)           Treatment of Combined Contracts. Prior to the Spinco Distribution and until the date that is twenty-four (24) months after the Spinco Distribution, to the extent (i) the rights and obligations (or comparable services) under any Combined Contract have not been or are not contemplated to be provided to Remainco pursuant to an Ancillary Agreement, (ii) replacement contracts, contract rights, bids, purchase orders or other agreements for such Combined Contract to the extent related to the Remainco Business have not yet been obtained or are not contemplated to be obtained pursuant to the Ancillary Agreements or this Agreement, and (iii) requested by Remainco, Spinco shall notify the Third Party that is the counterparty to each Combined Contract and shall use its commercially reasonable efforts to assist Remainco (in each case with effect following the Spinco Distribution) (A) to establish replacement contracts, contract rights, bids, purchase orders or other agreements with respect to the Remainco Business with any Third Party which is a counterparty to any Combined Contract, (B) to assign to Remainco or its Affiliates (other than any member of the Spinco Group) the rights and obligations under any Combined Contract to the extent related to the Remainco Business, so that Remainco and Spinco or the members of their respective Groups shall be entitled to the rights and benefits, and shall assume the related portion of any Liabilities, inuring to their respective Businesses, or (C) to establish reasonable and lawful arrangements (including subcontracting, sublicensing, subleasing or back-to-back agreements) designed to provide the Remainco Group with the rights and obligations under such Combined Contract as of the Spinco Distribution and to the extent related to the Remainco Business; provided, however, that Spinco makes no representation or warranty that any Third Party shall consent to any such assignment or agree to enter into any such contract, contract right, bid, purchase order or other agreement with Remainco or such an Affiliate thereof on the existing terms of the applicable Combined Contract or at all. Neither Spinco nor its Affiliates shall be required to expend any non-de minimis unreimbursed money, commence any litigation or offer or grant any non-de minimis unreimbursed accommodation (financial or otherwise) to any Third Party to fulfill its obligation under this Section 1.3(b).

(c)           From and after the Spinco Distribution, any Party (or member of such Party’s Group) that is party to a Commingled Contract or Combined Contract shall, or shall cause the other members of its Group to (i) use commercially reasonable efforts to enforce at another Party’s (or relevant member of its Group’s) request, or allow another Party’s Group to enforce in a commercially reasonable manner, any rights of the Party or its Group under such Commingled Contract or Combined Contract against any other Persons, (ii) not waive any rights under such Commingled Contract or Combined Contract to the extent related to the Business, assets or Liabilities of such other Party’s Group, (iii) subject to the terms and conditions of such underlying Contract (A) not terminate (or consent to be terminated by the counterparty) such Commingled Contract or Combined Contract except in connection with (1) the expiration of such Contract in accordance with its terms in the ordinary course, or (2) a partial termination of such Contract in the ordinary course that would not reasonably be expected to impact any rights under such Contract related to the Business, assets or Liabilities of such other Party, (B) not amend, modify or supplement such Contract in a manner that is materially adverse (relative to the existing rights and obligations related to such other Party’s Business, assets or Liabilities under such Contract) to the Business, assets or Liabilities of such other Party or any member of its Group, and (C) provide written notice to the applicable other Party as soon as reasonably practicable after receipt of any notice of any breach or other violation received from a counterparty to any Contract that constitutes such Commingled Contract or Combined Contract and that would reasonably be expected to be materially adverse to the Business, assets or Liabilities of such other Party or any member of its Group. From and after the Spinco Distribution, as applicable, if a member of a Group delivers a notice pursuant to clause (C) of the preceding sentence, the Parties shall consult with respect to the actions proposed to be taken regarding the alleged breach. If a Group (the “Notifying Party”) sends to a counterparty to a Commingled Contract or Combined Contract a formal notice of breach of such Commingled Contract or Combined Contract that would reasonably be expected to be materially adverse the Business, assets or Liabilities of such other Party or any member of its Group, the Notifying Party shall provide written notice to the other Party as soon as reasonably practicable, and the Parties shall consult with each other regarding such alleged breach. In addition, the Party to any Commingled Contract or Combined Contract or any Liability thereunder (or relevant member of its Group) shall or shall cause such member of its Group to treat such Commingled Contract, Combined Contract or Liability in the ordinary course of business in accordance with past practice.

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(d)           The Party (or relevant member of its Group) to any Commingled Contract or Combined Contract or any Liability pursuant to this Section 1.3 shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced, assumed, or agreed in advance to be reimbursed by the Party (or relevant member of its Group) entitled to the benefits of such Commingled Contract or Combined Contract or the Person intended to be subject to such Liabilities, other than reasonable attorneys’ fees and recording or similar or other incidental fees, all of which shall be reasonably promptly reimbursed by the Party (or relevant member of its Group) entitled to the benefits such Commingled Contract or Combined Contract or the Person intended to be subject to such Liability.

Section 1.4             Intergroup Accounts; Intercompany Accounts. Except as set forth in Section 5.1(c), any and all intercompany receivables, payables, loans and balances between any member of the Remainco Group, on the one hand, and the Spinco Group, on the other hand (collectively, the “Intergroup Accounts”), as of immediately prior to the Spinco Distribution shall be satisfied and/or settled in full by means of the Spinco Special Cash Payment, and such other cash payments, dividends, capital contributions, a combination of the foregoing, or otherwise cancelled and terminated or extinguished, in each case, substantially in accordance with the Separation Plan (to the extent expressly contemplated thereby), prior to the Spinco Distribution. Each Party shall, at the reasonable request of any other Party, take, or cause to be taken, such other actions as may be reasonably necessary to implement the foregoing in this Section 1.4. For the avoidance of any doubt, any and all Liabilities arising from an Intergroup Account that are not so satisfied and/or settled in full in cash or otherwise cancelled and terminated or extinguished as contemplated by this Section 1.4 will constitute Excluded Liabilities for the purposes hereof.

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Section 1.5             Intergroup Contracts.

(a)            Except as set forth in Section 1.5(b), no Party or any other member of its Group shall be liable to any other Party or any other member of such other Party’s Group based upon, arising out of or resulting from any Contract, arrangement, course of dealing or understanding existing on or prior to the Spinco Distribution (other than the Transaction Documents and the Conveyancing and Assumption Instruments) and each Party (on behalf of itself and each other member of its Group) hereby terminates, substantially in accordance with the Separation Plan (to the extent expressly contemplated thereby), any and all Contracts, arrangements, course of dealings or understandings between or among it or any of its other Group members, on the one hand, and any other Party or any of its respective Group members, on the other hand (collectively, the “Intergroup Contracts”), effective as of the Spinco Distribution (other than the Transaction Documents and the Conveyancing and Assumption Instruments). For the avoidance of doubt, Intergroup Contracts shall include Contracts solely between a member of the Spinco Group and Remainco or an Affiliate of Remainco (other than a member of the Spinco Group). No such terminated Contract, arrangement, course of dealing or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Spinco Distribution. The Parties shall, and shall cause the other members of their respective Groups to, execute and deliver such agreements, instruments and other papers as may be required to evidence the termination of any such Contract, arrangement, course of dealing or understanding pursuant to this Section 1.5(a) if so requested by a Party.

(b)           The provisions of Section 1.5(a) shall not apply to any Contracts, arrangements, or course of dealing to which any Person other than the Parties and their respective Affiliates is a Party, including Commingled Contracts and Combined Contracts.

(c)            If any Contract, arrangement, course of dealing or understanding is terminated in whole or in part pursuant to Section 1.5(a), and, but for the mistake or oversight of any Party (excluding, for the avoidance of doubt, any intentional omission), is reasonably necessary for such affected Party to be able to continue to operate its Business in substantially the same manner in which such Businesses were operated immediately prior to the Spinco Distribution, then, at the request of such affected Party made within twelve (12) months following the Spinco Distribution Date, the Parties shall negotiate in good faith for a period of thirty (30) days (or such longer period as the Parties may agree) to determine in good faith whether and to what extent (including the terms and conditions relating thereto), if any, notwithstanding such termination, such Contract, arrangement, course of dealing or understanding should continue, or as appropriate, be re-instated, following the Spinco Distribution.

Section 1.6             Further Assurances. On the terms and subject to the conditions set forth herein, from time to time on and after the time of the Spinco Distribution, each Party agrees to use commercially reasonable efforts to promptly execute, acknowledge and deliver, and to cause its Affiliates to promptly execute, acknowledge and deliver, any assurances, documents or instruments of Transfer, conveyance, assignment and assumption, reasonably requested by the other Party and necessary for the requesting Party (or the relevant member of its Group) to satisfy its obligations hereunder or to obtain the benefits of the Initial Spin, the Spinco Distribution and the transactions contemplated by this Agreement and the Ancillary Agreements.

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Section 1.7             Guarantees; Credit Support Instruments.

(a)            (i) Remainco shall, and shall cause the other members of its Group to (with the reasonable cooperation of the applicable other Party) use commercially reasonable efforts to (A) cause a member of the Remainco Group to be substituted in all respects for a member of the Spinco Group, as applicable, and (B) have all members of the Spinco Group removed or released as guarantor of or obligor for any Liability of Remainco (including any credit agreement, guarantee, indemnity, surety bond, letter of credit, banker acceptance and letter of comfort given or obtained by any member of the Spinco Group for the benefit of any member of the Remainco Group) to the fullest extent permitted by applicable Law, and (ii) Spinco shall, and shall cause the other members of its Group to (with the reasonable cooperation of the applicable Party), use commercially reasonable efforts to (A) cause a member of the Spinco Group to be substituted in all respects for a member of the Remainco Group, as applicable, and (B) have all members of the Remainco Group removed as guarantor of or obligor for any Liability of Spinco (including any credit agreement, guarantee, indemnity, surety bond, letter of credit, banker acceptance and letter of comfort given or obtained by any member of the Remainco Group for the benefit of any member of the Spinco Group) to the fullest extent permitted by applicable Law, in each case (clauses (i)-(ii)), on the Spinco Distribution Date or as soon as reasonably practicably thereafter. Except as otherwise provided in Section 1.7(b), no member of the Spinco Group, or Remainco Group or any of their respective Affiliates from time to time shall be required to commence any litigation or offer or pay any non-de minimis amount of money or otherwise grant any non-de minimis accommodation (financial or otherwise) to any Third Party with respect to any such guarantees.

(b)           On the Spinco Distribution Date or as soon as reasonably practicable thereafter, to the extent required to obtain a release of any member of the Spinco Group from a guaranty for the benefit of any member of the Remainco Group, Remainco shall, and shall cause the other members of its Group to, as applicable, execute a guaranty agreement in the form of the existing guaranty, except to the extent that such existing guaranty contains representations, covenants or other terms or provisions either (i) with which any member of the Remainco Group, as the case may be, would be reasonably unable to comply, or (ii) which would be reasonably expected to be breached in any material respect. On or prior to the Spinco Distribution Date or as soon as reasonably practicable thereafter, to the extent required to obtain a release of any member of the Remainco Group from a guaranty for the benefit of any member of the Spinco Group, Spinco (and if necessary, RMT Partner) shall, and shall cause the other members of its respective Group to, as applicable, execute a guaranty agreement in the form of the existing guaranty, except to the extent that such existing guaranty contains representations, covenants or other terms or provisions either (i) with which any member of the Spinco Group, as the case may be, would be reasonably unable to comply or (ii) which would be reasonably expected to be breached in any material respect.

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(c)           If either of Spinco or Remainco is unable to obtain, or to cause to be obtained, any such required removal as set forth in clauses (a) and (b) of this Section 1.7, (i) the Party whose Group is the relevant beneficiary of such guarantee or Credit Support Instrument shall indemnify, defend and hold harmless the unreleased guarantor or obligor for any Indemnifiable Loss arising from or relating thereto and shall or shall cause one of the other members of its Group, as agent or subcontractor for such unreleased guarantor or obligor to pay, perform and discharge fully all the obligations or other Liabilities of such unreleased guarantor or obligor thereunder, and (ii) each of Spinco and Remainco agree not to (and to cause the members of their respective Groups not to) renew or extend the term of, increase its obligations under, or Transfer to a Third Party, any unreleased guarantees or Credit Support Instruments, for which such unreleased Party is or may be liable, without the prior written consent of such other Party (such consent not to be unreasonably withheld, delayed or conditioned), unless all obligations of such other unreleased Party and the other members of such Party’s Group with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to such Party.

(d)           Each Party shall, and shall cause the other members of their respective Groups to cooperate and (y) Remainco shall, and shall cause the other members of its Group to, use commercially reasonable efforts to replace all Credit Support Instruments issued by Spinco or other members of the Spinco Group on behalf of or in favor of any member of the Remainco Group or the Remainco Business (the “Remainco CSIs”) as promptly as reasonably practicable with Credit Support Instruments from Remainco or a member of the Remainco Group as of the Spinco Distribution, and (z) Spinco shall, and shall cause the other members of its Group to, use commercially reasonable efforts to replace all Credit Support Instruments issued by Remainco or other members of the Remainco Group on behalf of or in favor of any member of the Spinco Group or the Spinco Business (the “Spinco CSIs”) as promptly as reasonably practicable with Credit Support Instruments from Spinco or a member of the Spinco Group (or if necessary, RMT Partner) as of the Spinco Distribution.

(i)        With respect to any Remainco CSIs that remain outstanding after the Spinco Distribution (A) Remainco shall, and shall cause the members of the Remainco Group to, jointly and severally indemnify, defend and hold harmless the Spinco Group for any Liabilities arising from or relating to such Remainco CSIs, including any fees in connection with the issuance and maintenance thereof and any funds drawn by (or for the benefit of), or disbursements made to, the beneficiaries of such Remainco CSIs in accordance with the terms thereof, and (B) without the prior written consent of RMT Partner, Remainco shall not, and shall not permit any member of the Remainco Group to, enter into, renew or extend the term of, increase its obligations under, or transfer to a Third Party, any loan, lease, Contract or other obligation in connection with which Spinco or any member of the Spinco Group, respectively, has issued any Credit Support Instruments which remain outstanding. None of Spinco or the members of the Spinco Group will have any obligation to renew any Credit Support Instruments issued on behalf of or in favor of any member of the Remainco Group or the Remainco Business after the expiration of such Remainco CSI.

(ii)       With respect to any Spinco CSIs that remain outstanding after the Spinco Distribution (A) Spinco shall, and shall cause the members of the Spinco Group to, jointly and severally indemnify, defend and hold harmless the Remainco Group for any Liabilities arising from or relating to such Spinco CSIs, including any fees in connection with the issuance and maintenance thereof and any funds drawn by (or for the benefit of), or disbursements made to, the beneficiaries of such Spinco CSIs in accordance with the terms thereof, and (B) without the prior written consent of Remainco, Spinco shall not, and shall not permit any member of the Spinco Group to, enter into, renew or extend the term of, increase its obligations under, or transfer to a Third Party, any loan, lease, Contract or other obligation in connection with which Remainco or any member of the Remainco Group, respectively, has issued any Credit Support Instruments which remain outstanding. None of Remainco or the members of the Remainco Group will have any obligation to renew any Credit Support Instruments issued on behalf of or in favor of any member of the Spinco Group or the Spinco Business after the expiration of such Spinco CSI.

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Section 1.8             Delayed Assets and Liabilities.

(a)           Notwithstanding anything to the contrary set forth herein, except with respect to Commingled Contracts and Combined Contracts (which are addressed in Section 1.3), to the extent that the Transfer or attempted Transfer or assumption or attempted assumption of Liability contemplated by Article I is (i) prohibited by any applicable Law or (ii) without a Consent would (A) constitute a breach or other contravention of such Asset or Liability, (B) subject a Party or any of their respective officers, directors, agents or Affiliates, to civil or criminal liability, or (C) be ineffective, void or voidable and such Consent has not been obtained prior to the Spinco Distribution, then, in each case, subject to the conditions to the Spinco Distribution set forth in Section 3.3, the Spinco Distribution shall proceed without such Transfer or assumption of Liability. In the event the Spinco Distribution proceeds without such Transfer or assumption of Liability, then such Transfer or assumption of Liability shall nevertheless be regarded as having occurred for purposes of the calculations required under Section 1.11.

(b)           From and after the Spinco Distribution, with respect to (i) any Asset whose Transfer pursuant to Article I (other than Commingled Contracts or Combined Contracts (which are addressed in Section 1.3)) is delayed (each, a “Delayed Asset”) or (ii) any Liability whose assumption pursuant to Article I (other than Liabilities under Commingled Contracts or Combined Contracts (which are addressed in Section 1.3)) is delayed (each, a “Delayed Liability”), the Party (or relevant member of its Group) (A) retaining such Delayed Asset shall thereafter hold for the use and benefit of the Party or relevant member of its Group entitled thereto (at the expense of the Person entitled thereto) and use their commercially reasonable efforts to cooperate with the intended recipient to agree to any reasonable and lawful arrangements designed to provide the applicable Party or relevant member of its Group with the economic claims, rights, benefits and control over such Delayed Asset and assume the economic burdens and obligations with respect thereto in accordance with this Agreement, including by subcontracting, sublicensing or subleasing arrangements to the extent legally permissible, (B) intended to assume such Delayed Liability shall, or shall cause the applicable member of its Group to, pay or reimburse the Party (or relevant member of its Group) retaining such Delayed Liability for all amounts paid or incurred by such Party in connection with the retention of such Delayed Liability. In addition, the Party retaining any Delayed Asset or Delayed Liability (or relevant member of its Group) shall or shall cause such member of its Group to treat such Delayed Asset or Delayed Liability in the ordinary course of business in accordance with past practice. In furtherance of the foregoing, and subject to applicable Law, each Party shall, or cause any relevant member of its Group to, (w) use commercially reasonable efforts to enforce at another Party’s (or relevant member of its Group’s) request, or allow another Party’s Group to enforce in a commercially reasonable manner, any rights of the Party or its Group under such Delayed Assets and Delayed Liabilities against any other Persons, (x) not waive any rights related to such Delayed Assets or Delayed Liabilities to the extent related to the Business, Assets or Liabilities of another Party’s Group, (y) subject to Section 1.3 and the terms and conditions of such underlying Contract, (1) not terminate (or consent to be terminated by the counterparty) any Contract that constitutes such Delayed Asset except in connection with (i) the expiration of such Contract in accordance with its terms (it being understood, for the avoidance of doubt, that sending a notice of non-renewal to the counterparty to such Contract in accordance with the terms of such Contract is expressly permitted) or (ii) a partial termination of such Contract that would not reasonably be expected to impact any rights under such Contract related to the Business, Assets or Liabilities of such other Party, (2) not amend, modify or supplement any Contract that constitutes such Delayed Asset in a manner material (relative to the existing rights and obligations related to such other Party’s Business, Assets or Liabilities under such Contract) and adverse to the Business, Assets or Liabilities of such other Party or any member of its Group or (3) provide written notice to the applicable other Party as soon as reasonably practicable after receipt of any notice of breach received from a counterparty to any Contract that constitutes such Delayed Asset and that would reasonably be expected to impact the other Group, and (z) take (or refrain from taking) such actions as reasonably requested by the Party to which such Delayed Asset or Delayed Liability is to be Transferred or assumed Liability in order to place such Party in the same position as if such Delayed Asset or Delayed Liability had been Transferred as of the Spinco Distribution so that all the benefits and burdens relating to such Delayed Asset or Delayed Liability, including possession, use, risk of loss, potential for income and gain, and dominion, control and command over such Delayed Asset or Delayed Liability, are to inure from and after the Spinco Distribution to the relevant member or members of the Remainco Group or Spinco Group entitled to the receipt of such Delayed Asset or required to assume such Delayed Liability.

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(c)           Once the required Consent is obtained, condition satisfied, or potential violation, conflict, or other circumstance that caused the deferral of the Transfer of the Delayed Asset or assumption of the Delayed Liability is resolved, the Parties shall, or shall cause their relevant Affiliates to, Transfer such Asset and all earnings to the extent arising from such Asset from the time of the Spinco Distribution until the time of such Transfer or assumption of such Liability at no additional cost, which shall be treated as having been Transferred (as part of the Contribution, where applicable) or assumed prior to the Spinco Distribution and owned by such Group for U.S. federal (and applicable state or local) income Tax purposes from and after the Spinco Distribution, to the extent allowable by applicable Law. Subject to the terms and conditions hereof (including compliance with the terms of this Section 1.8), no Party shall have any Liability to the other Party (or its respective Affiliates) arising out of or relating to the failure to obtain any such Consent that may be required in connection with the transactions contemplated by this Agreement, despite otherwise complying with this Section 1.8, or the transactions contemplated by the Ancillary Agreements. For so long as any Party (or member of its Group) holds any Assets allocated to the other Group pursuant to this Agreement or the Ancillary Agreements and provides to the other Group any claims, rights and benefits of any such Assets pursuant to an arrangement described in this Section 1.8, the Party whose Group receives such claims, rights and benefits shall indemnify and hold harmless the members of the other Group from and against all Indemnifiable Losses incurred as a result thereof in accordance with this Agreement, other than as a result of the gross negligence, fraud or willful misconduct of the members of the Group providing such claims, rights and benefits.

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(d)           The Party (or relevant member of its Group) retaining any Asset or Liability due to the deferral of the Transfer of such Asset or the deferral of the assumption of such Liability pursuant to this Section 1.8 or otherwise shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced, assumed, or agreed in advance to be reimbursed by the Party (or relevant member of its Group) entitled to such Asset or the Person intended to be subject to such Liability, other than reasonable attorneys’ fees and recording or similar or other incidental fees, all of which shall be reasonably promptly reimbursed by the Party (or relevant member of its Group) entitled to such Asset or the Person intended to be subject to such Liability. None of Spinco or Remainco or any of their respective Affiliates shall be required to commence any litigation or offer or pay any non-de minimis amount of money or otherwise grant any non-de minimis accommodation (financial or otherwise) to any Third Party with respect to any Assets or Liabilities not Transferred or assumed, respectively, as of the Spinco Distribution.

Section 1.9             Wrong Pockets. Subject to Section 1.8, (i) if, within twenty-four (24) months after the Spinco Distribution, any Party discovers that any Spinco Asset is held by any member of the Remainco Group or any of their respective then-Affiliates, Remainco shall, and shall cause the other members of its respective Group and its respective then-Affiliates to, use their respective reasonable best efforts to promptly procure the Transfer of the relevant Spinco Asset and all earnings to the extent arising from such Spinco Asset from the time of the Spinco Distribution until the time of such Transfer to Spinco or an Affiliate of Spinco designated by Spinco for no additional consideration or (ii) if at any time within twenty-four (24) months after the Spinco Distribution, any Party discovers that any Excluded Asset is held by any member of the Spinco Group or any of their respective then-Affiliates, Spinco shall, and shall cause the other members of its respective Group and its respective then-Affiliates to, use their respective reasonable best efforts to promptly procure the Transfer of the relevant Excluded Asset and all earnings to the extent arising from such Excluded Asset from the time of the Spinco Distribution until the time of such Transfer to Remainco or an Affiliate of Remainco designated by Remainco for no additional consideration; provided that in the case of clause (i), neither Remainco nor any of its respective Affiliates, or in the case of clause (ii), neither Spinco nor any of its respective Affiliates, shall be required to commence any litigation or offer or pay any non-de minimis amount of money or otherwise grant any non-de minimis accommodation (financial or otherwise) to any Third Party. If reasonably practicable and permitted under applicable Law, such Transfer may be effected by rescission of the applicable portion of a Conveyancing and Assumption Instrument as may be agreed by the relevant Parties. Any Spinco Asset or Excluded Asset or earnings arising therefrom that is Transferred under this Section 1.9 shall be treated as having been Transferred (as part of the Contribution) or assumed prior to the Spinco Distribution and owned by the Spinco Group for U.S. federal (and applicable state or local) income Tax purposes from and after the Spinco Distribution, to the extent allowable by applicable Law.

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Section 1.10           Novation of Liabilities.

(a)            Each Party, at the request of another Party (such other Party, the “Other Party”), shall use commercially reasonable efforts for twenty-four (24) months after the time of the Spinco Distribution to obtain, or to cause to be obtained, any Consent, release, substitution or amendment required to novate or assign to the fullest extent permitted by Law all obligations under Contracts (other than Commingled Contracts and Combined Contracts, which shall be governed by Section 1.3 and Delayed Assets, which shall be governed by Section 1.8), and other obligations or Liabilities (other than with regard to guarantees or Credit Support Instruments, which shall be governed by Section 1.7 and Delayed Liabilities, which shall be governed by Section 1.8) for which a member of such Party’s Group and a member of the Other Party’s Group are jointly or severally liable and that do not constitute Liabilities of such Other Party as provided in this Agreement, or to obtain in writing the unconditional release of the applicable Other Party to such arrangements (other than any member of the Group who assumed or retained such Liability as set forth in this Agreement), so that, in any such case, the members of the applicable Group will be solely responsible for such Liabilities; provided, however, that no Party (or any of their respective Affiliates) shall be obligated to pay any non-de minimis consideration, grant any non-de minimis accommodations (financial or otherwise) or commence any litigation therefor to any Third Party from whom any such Consent, substitution or amendment is requested (unless such Party or Affiliate is fully reimbursed by the requesting Party or its Affiliates); provided, further, that such instruments shall not impose additional or substantially different obligations on either Spinco or Remainco or grant rights, through representations or otherwise, beyond those set forth in this Agreement or the underlying Contract (but shall merely implement the obligations herein), other than customary obligations with respect to due execution, title and similar matters.

(b)            If the Parties are unable to obtain, or to cause to be obtained, any such required Consent, release, substitution or amendment, the Other Party or a member of such Other Party’s Group shall continue to be bound by such Contract or other obligation that does not constitute a Liability of such Other Party as provided in this Agreement and, unless not permitted by Law or the terms thereof, as agent or subcontractor for such Party, the Party or member of such Party’s Group who assumed or retained such Liability as set forth in this Agreement (the “Liable Party”) shall, or shall cause a member of its Group to, directly pay, perform and discharge fully all the obligations or other Liabilities of such Other Party or member of such Other Party’s Group thereunder from and after the Spinco Distribution. The Other Party shall, without further consideration, promptly pay and remit, or cause to be promptly paid or remitted, to the Liable Party or to another member of the Liable Party’s Group, all money, rights and other consideration received by it or any member of its Group in respect of such performance by the Liable Party (unless any such consideration is an asset of such Other Party pursuant to this Agreement). If and when any such Consent, release, substitution or amendment shall be obtained or such agreement, lease or other rights or obligations shall otherwise become assignable or able to be novated, the Other Party shall promptly Transfer all rights, obligations and other Liabilities thereunder of any member of such Other Party’s Group to the Liable Party or to another member of the Liable Party’s Group without payment of any further consideration and the Liable Party, or another member of such Liable Party’s Group, without the payment of any further consideration, shall assume such rights and Liabilities. Each of the applicable Parties shall, and shall cause their respective Subsidiaries to, take all actions and do all things reasonably necessary on its part, or such Subsidiaries’ part, under applicable Law or contractual obligations to consummate and make effective the transactions contemplated by this Section 1.10.

Section 1.11           Conditions to the Separation. The obligations of Remainco pursuant to this Agreement to effect the Separation are subject to each of the parties to the RMT Transaction Agreement having irrevocably confirmed to each other that each conditions in Article IX of the RMT Transaction Agreement to such party’s respective obligations to effect the Merger (a) has been satisfied, (b) will be satisfied at the time of the Initial Spin, or (c) subject to applicable Laws, is or has been waived by such party, as the case may be.

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Section 1.12           Disclaimer of Representations and Warranties. EACH OF SPINCO (ON BEHALF OF ITSELF AND EACH MEMBER OF THE SPINCO GROUP), REMAINCO (ON BEHALF OF ITSELF AND EACH MEMBER OF THE REMAINCO GROUP) AND RMT PARTNER UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, RMT TRANSACTION AGREEMENT OR IN ANY ANCILLARY AGREEMENT, NO PARTY TO THIS AGREEMENT, THE RMT TRANSACTION AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, ANY ANCILLARY AGREEMENTS OR OTHERWISE, IS REPRESENTING OR WARRANTING IN ANY WAY AS TO THE ASSETS, EQUITY INTERESTS, BUSINESSES, INFORMATION OR LIABILITIES CONTRIBUTED, TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE VALUE OR FREEDOM FROM ANY LIENS OF, AS TO NONINFRINGEMENT, VALIDITY OR ENFORCEABILITY OR ANY OTHER MATTER CONCERNING, ANY ASSETS OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY ACTION OR OTHER ASSET, INCLUDING ACCOUNTS RECEIVABLE, OF ANY PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY CONTRIBUTION, ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. FOR THE AVOIDANCE OF DOUBT, THIS SECTION 1.12 SHALL HAVE NO EFFECT ON ANY REPRESENTATION OR WARRANTY MADE IN THIS AGREEMENT, IN THE RMT TRANSACTION AGREEMENT OR IN ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, THE RMT TRANSACTION AGREEMENT OR ANY ANCILLARY AGREEMENT.

Section 1.13           Works Council Matters. Remainco, Spinco and RMT Partner acknowledge and agree that, under French labor Laws, one or more works councils of one or more members of the Spinco Group domiciled in France (collectively, the “French Spinco Entities”) will need to be informed and consulted with respect to the Separation, the Initial Spin, the Spinco Distribution and the Merger. Notwithstanding anything to the contrary in this Agreement, Remainco shall not, and shall cause its Subsidiaries not to undertake any action with respect to the French Spinco Entities pursuant to the Separation Plan unless and until Remainco (or the relevant French Spinco Entity) has received French Regulatory Consultation. Remainco shall initiate or cause its relevant Subsidiaries to initiate the information and consultation process as promptly as practicable after the date hereof. Remainco shall conduct and cause its relevant Subsidiaries to conduct the information and consultation process in the most expedient way practicable. Remainco, Spinco and RMT Partner shall, and shall cause their respective Subsidiaries to, reasonably cooperate with each other in connection with the applicable consultation process described in this Section 1.13, including Remainco keeping Spinco and RMT Partner informed of the status of such consultation and any material developments so far as they relate to the French Spinco Entities. Remainco undertakes that it will not, and will cause its relevant Subsidiaries not to make or accept any commitment whatsoever with respect to the Spinco Employees assigned to the French Spinco Entities or their representative bodies, save for such commitments which Spinco and RMT Partner have agreed in writing to provide to such Spinco Employees or their representative bodies.

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Article II

CERTAIN ACTIONS AT OR PRIOR TO THE INITIAL SPIN

Section 2.1             Securities Law Matters.

(a)            Spinco and RMT Partner shall cooperate with Remainco to accomplish the Initial Spin and the Spinco Distribution, including in connection with the preparation of all documents and the making of all filings required in connection with the Initial Spin and the Spinco Distribution. Remainco shall be permitted to reasonably direct and control the efforts of the Parties in connection with the Initial Spin and the Spinco Distribution, and Spinco shall take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary to facilitate the Initial Spin and the Spinco Distribution as directed by Remainco in good faith and in accordance with the applicable terms and subject to the conditions of this Agreement, the RMT Transaction Agreement and the other Ancillary Agreements. Without limiting the generality of the foregoing, Spinco shall, and shall cause the members of its Group and its and their respective employees, advisors, agents, accountants, counsel and other representatives to, as reasonably directed by Remainco, reasonably cooperate in and take the following actions: (i) participating in meetings, drafting sessions, due diligence sessions, management presentation sessions, “road shows” and similar meetings or sessions in connection with the Initial Spin and the Spinco Distribution (including any marketing efforts); (ii) furnishing to any dealer manager or other similar agent participating in the Initial Spin and the Spinco Distribution (A) “cold comfort” letters from independent public accountants in customary form and covering such matters as are customary for an underwritten public offering (including with respect to events subsequent to the date of financial statements included in any offering document), and (B) opinions and negative assurance letters of counsel in customary form and covering such matters as may be reasonably requested; and (iii) furnishing all historical and forward-looking financial and other financial and other information that is available to Spinco and is reasonably required in connection with the Initial Spin and the Spinco Distribution.

(b)            In furtherance and not in limitation of the obligations set forth in Section 2.1(a), Spinco shall file the Distribution Disclosure Documents and any amendments or supplements thereto as may be necessary or advisable in order to cause the Distribution Disclosure Documents to become and remain effective as required by the SEC or federal, state or other applicable securities Laws (but shall not make any such filing prior to the Initial Spin without the prior written consent of Remainco). Remainco and Spinco shall prepare and mail or otherwise make available, prior to any Spinco Distribution Date, to the holders of Remainco Common Stock, such information concerning Spinco, RMT Partner, their respective businesses, operations and management, the Initial Spin, the Spinco Distribution and such other matters as Remainco shall reasonably determine and as may be required by Law. Remainco and Spinco will prepare, and Remainco or Spinco will file with or submit to the SEC, any such documentation to the extent required by applicable Law (and, if filed or submitted by Spinco, previously consented to in writing by Remainco) and any no-action letters which Remainco determines are necessary or desirable to effectuate the Initial Spin and the Spinco Distribution, and Remainco and Spinco shall use their respective reasonable best efforts to obtain all necessary approvals from the SEC with respect thereto as soon as practicable. Remainco and Spinco shall take all such actions as may be necessary or appropriate under the securities or “blue sky” Laws of states or other political subdivisions of the United States and shall use commercially reasonable efforts to comply with all applicable foreign securities Laws in connection with the transactions contemplated by this Agreement and the other Ancillary Agreements.

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Section 2.2             Certain Resignations. At or prior to the Spinco Distribution Date, Remainco shall cause each employee and director of Remainco or any member of the Remainco Group who is not a Spinco Employee to resign, effective not later than the Spinco Distribution, from all boards of directors or similar governing bodies of Spinco and the other members of the Spinco Group on which they serve, and from all positions as officers of Spinco and the other members of the Spinco Group in which they serve.

Section 2.3             Spinco Financing; Minimum Cash Amount.

(a)            On or before the Initial Spin, subject to the terms and conditions of the RMT Transaction Agreement, Spinco shall enter into the Spinco Financing Agreements providing for the Spinco Financing, incur the Spinco Financing, and receive the proceeds thereof. From and after Spinco or any other member of the Spinco Group’s receipt of the proceeds of the Spinco Financing, Spinco shall contribute the proceeds of the Spinco Financing to one or more of its Subsidiaries. Thereafter, the proceeds of the Spinco Financing shall be distributed as follows: (a) first, the Spinco Special Cash Payment shall be made to BGI in accordance with the terms of this Agreement; (b) second, the portion of the proceeds of the Spinco Financing that is required to pay the Indebtedness of RMT Partner set forth on Schedule VII shall be paid to such creditor of RMT Partner on behalf of RMT Partner in order to pay such Indebtedness in accordance with the terms of the applicable Payoff Letters (the “RMT Partner Debt Repayment”), and (c) finally, Spinco shall pay the Transaction Expenses on behalf of Remainco, Spinco, and RMT Partner in accordance with the Transaction Expense Invoices (the “Transaction Expense Payment”).

(b)           Notwithstanding anything herein to the contrary, (A) as of immediately prior to the Spinco Distribution (and after giving effect to the Spinco Special Cash Payment, the RMT Partner Debt Repayment, and the Transaction Expense Payment), the aggregate amount of Cash and Cash Equivalents held by or in the name of the members of the Spinco Group shall not be less than the Minimum Cash Amount, (B) the amount of any Transaction Expenses incurred by RMT Partner with respect to Set-Up Costs shall not exceed Five Million Dollars ($5,000,000), and (C) if the RMT Transaction Agreement is terminated, each Party shall be responsible for its own incurred Transaction Expenses and Set-Up Costs.

Section 2.4             Ancillary Agreements. On or prior to the Initial Spin, each of Remainco and Spinco shall enter into, and/or (where applicable) shall cause the applicable member or members of its respective Group to enter into, the Ancillary Agreements and any other Contracts in respect of the Initial Spin and the Spinco Distribution reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.

Section 2.5             Distribution Agent. Remainco shall enter into a distribution agent agreement with the Distribution Agent or otherwise provide instructions to the Distribution Agent regarding the Spinco Distribution in furtherance of the terms of this Agreement and the RMT Transaction Agreement.

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Section 2.6             Transaction Expense Payoff Instructions. At least three (3) Business Days prior to the making of the Spinco Special Cash Payment, RMT Partner and Remainco shall deliver to Spinco, and Spinco shall deliver to RMT Partner and Remainco, an itemized list of all Transaction Expenses incurred by such Party, including the identity of each payee, dollar amounts owed, wire instructions and any other information necessary to effect the final payment in full thereof, and to the extent applicable, copies of final invoices from each such payee acknowledging the invoiced amounts as full and final payment for all services rendered to RMT Partner, Spinco, and Remainco (collectively, the “Transaction Expense Invoices”).

Section 2.7             Payoff Letters. At least three (3) Business Days prior to the making of the Spinco Special Cash Payment, RMT Partner shall deliver to Spinco payoff letters with respect to the Indebtedness of RMT Partner set forth on Schedule VII, including the identity of each payee, dollar amounts owed, wire instructions and any other information necessary to effect the final payment in full thereof (collectively, the “Payoff Letters”).

Article III

THE INITIAL SPIN AND THE SPINCO DISTRIBUTION

Section 3.1             Form of Spinco Distribution. Remainco may elect to effect the Spinco Distribution as (a) a Spin-Off or (b) with the prior written consent of RMT Partner as either an Exchange Offer or as a combination of a Spin-Off and an Exchange Offer with or without a Clean-Up Spin-Off; provided, that the Exchange Offer and any Clean-Up Spin-Off would, subject to the satisfaction or waiver of the applicable conditions to the Spinco Distribution and Merger, be completed in a manner so that the Spinco Distribution and Merger would occur as promptly as reasonably practicable and in any event prior to the Outside Date. Remainco shall provide written notice to RMT Partner of the form of the Spinco Distribution no later than thirty (30) days prior to the anticipated Spinco Distribution Date; provided, that in the event that Remainco elects to effect the Spinco Distribution as an Exchange Offer and RMT Partner consents to the same, the foregoing prior written consent requirement, once satisfied, shall further permit Remainco to effect a Spin-Off or Clean-Up Spin-Off if the Exchange Offer is not fully subscribed, so long as the Spin-off or Clean-Up Spin-Off is completed no later than ten (10) days after the anticipated Spinco Distribution Date. All shares of Spinco Common Stock held by Remainco on the Spinco Distribution Date will be distributed to the holders of Remainco Common Stock in the manner set forth in Section 3.2. In the event Remainco elects to effect a Spin-Off, at least five (5) Business Days prior to the Spinco Distribution Date, Remainco shall provide to Spinco and RMT Partner a list of Record Holders entitled to receive Spinco Common Stock in connection with such Spinco Distribution.

Section 3.2             Manner of Distribution.

(a)            Prior to the Spinco Distribution, Remainco shall cause BGI to effect the Initial Spin.

(b)           To the extent the Spinco Distribution includes a Spin-Off, subject to the terms thereof, in accordance with Section 3.6, each Record Holder (other than Remainco or any other member of the Remainco Group) will be entitled to receive for each share of common stock, par value $0.01 per share, of Remainco (“Remainco Common Stock”) held by such Record Holder as of the Record Date a number of shares of Spinco Common Stock equal to the total number of shares of Spinco Common Stock held by Remainco on the Spinco Distribution Date (and following the Initial Spin), multiplied by a fraction, the numerator of which is the number of shares of Remainco Common Stock held by such Record Holder as of the Record Date and the denominator of which is the total number of shares of Remainco Common Stock outstanding on the Record Date (for avoidance of doubt, excluding shares held by any member of the Remainco Group or the Spinco Group). To the extent the Spinco Distribution is effected as a Spin-Off, prior to the Spinco Distribution Date, the Remainco Board, in accordance with applicable Law, shall establish (or designate a committee of the Remainco Board to establish) the Record Date for the Spinco Distribution to allow the Spinco Distribution to occur as promptly as practicable and any appropriate procedures in connection with the Spin-Off. To the extent any of the Spinco Distribution is effected as an Exchange Offer followed by a Clean-Up Spin-Off of any remaining shares of Spinco Common Stock to be distributed by Remainco pursuant to Section 3.2(b), the Remainco Board shall set the Record Date as the time on the Spinco Distribution Date immediately following the time at which the validly tendered shares of Remainco Common Stock are accepted for payment in the Exchange Offer.

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(c)            To the extent any of the Spinco Distribution is effected as an Exchange Offer (with RMT Partner’s consent having first been obtained), (i) Remainco shall determine, in its reasonable discretion, the terms of such Exchange Offer, including the number of shares of Spinco Common Stock that will be offered for each validly tendered share of Remainco Common Stock and any exchange ratio related thereto (including any discount to the reference price of shares of RMT Partner common stock), the period during which such Exchange Offer shall remain open and any extensions thereto, the procedures for the tender and exchange of shares and all other terms and conditions of such Exchange Offer, which terms and conditions shall comply with the terms of the RMT Transaction Agreement and all securities Law requirements applicable to such Exchange Offer, and (ii) in accordance with Section 3.6, each Remainco stockholder may elect in the Exchange Offer to exchange a number of shares of Remainco Common Stock held by such Remainco stockholder for shares of Spinco Common Stock in such quantities, at such an exchange ratio and subject to such other terms and conditions as may be determined by Remainco and set forth in the Distribution Disclosure Documents; provided, that Remainco shall, subject to the satisfaction or waiver of the applicable conditions to the Spinco Distribution and Merger, commence and complete the Exchange Offer (including any Clean-Up Spin-Off) as promptly as reasonably practicable and in any event prior to the Outside Date; provided further, that except to the extent required by applicable Law, the maximum number of days that the Exchange Offer may be extended following satisfaction of the conditions to the Closing set forth in Article IX of the RMT Transaction Agreement (other than consummation of the transactions contemplated by this Agreement and satisfaction of those conditions to be satisfied as of the Closing Date; provided, that such conditions are capable of being satisfied at such date) shall be the earlier of (A) twenty (20) Business Days, and (B) the latest date that would permit the Spinco Distribution Date to occur prior to the Outside Date in compliance with all applicable Laws.

(d)           Subject to Section 3.1, the terms and conditions of any Clean-Up Spin-Off shall be as determined by Remainco in its reasonable discretion; provided, however, that: (i) any shares of Spinco Common Stock that are not subscribed for in the Exchange Offer must be distributed to Remainco’s shareholders in the Clean-Up Spin-Off; and (ii) subject to any applicable Law or stock exchange requirement, the Clean-Up Spin-Off shall take place on the Spinco Distribution Date immediately following the consummation of the Exchange Offer and the Record Date for the Clean-Up Spin-Off shall be established as of such date in the same manner as provided in Section 3.2(a).

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(e)            Prior to the Initial Spin, the Parties shall take all necessary action required to file a Certificate of Amendment to the Certificate of Incorporation of Spinco with the Secretary of State of the State of Delaware, to increase the number of authorized shares of Spinco Common Stock so that Spinco Common Stock then authorized shall be equal to the number of shares of Spinco Common Stock necessary to effect the Spinco Distribution.

Section 3.3             Conditions to Distribution. The obligation of Remainco to effect the Initial Spin and the Spinco Distribution pursuant to this Agreement shall be subject to the prior or simultaneous satisfaction, or, to the extent permitted by applicable Law, waiver by Remainco, in its sole and absolute discretion (other than the condition set forth in Section 3.3(a), which prior to the termination of the RMT Transaction Agreement may not be waived without RMT Partner’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed), of the following conditions:

(a)            the Separation shall have been completed substantially in accordance with the Separation Plan (other than those steps that are expressly contemplated to occur at or after the Spinco Distribution);

(b)            the Spinco Special Cash Payment shall have been consummated in accordance with this Agreement;

(c)            an independent appraisal firm shall have delivered an opinion to the Remainco Board as to (i) the solvency of Spinco, and (ii) the solvency and surplus of Remainco, in each case (clauses (i) and (ii)) after giving effect to the Spinco Special Cash Payment, the consummation of the Initial Spin, and the consummation of the Spinco Distribution (with the terms “solvency” and “surplus” having the meaning ascribed thereto under Delaware Law) (the “Solvency Opinion”); and such Solvency Opinion shall be reasonably acceptable to Remainco in form and substance in Remainco’s sole discretion; and such Solvency Opinion shall not have been withdrawn or rescinded or modified in any respect adverse to Remainco;

(d)            the Ancillary Agreements shall have been executed and delivered by each party thereto;

(e)            each of the conditions in Article IX of the RMT Transaction Agreement to Remainco’s obligations to effect the Merger shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied contemporaneously with the Initial Spin, the Spinco Distribution and/or the Merger, provided, that such conditions are capable of being satisfied at such time); and

(f)            RMT Partner shall have irrevocably confirmed to Remainco that each condition in Article IX of the RMT Transaction Agreement to RMT Partner’s obligations to effect the Merger (i) has been satisfied, (ii) will be satisfied at the time of the Initial Spin and the Spinco Distribution, or (iii) subject to applicable Laws, is or has been waived by RMT Partner.

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Each of the foregoing conditions is for the sole benefit of Remainco and shall not give rise to or create any duty on the part of Remainco or the Remainco Board (or any committee thereof) to waive or not to waive any such condition in this Agreement or the RMT Transaction Agreement, or in any way limit Remainco’s rights of termination set forth in this Agreement or the RMT Transaction Agreement; provided, that the foregoing shall not limit the rights of the Parties under the RMT Transaction Agreement.

Section 3.4             Additional Matters.

(a)            In the event of a Spin-Off or Clean-Up Spin-Off, no action by any Record Holder shall be necessary for such Record Holder (or such Record Holder’s designated transferee or transferees) to receive the applicable number of shares of Spinco Common Stock such stockholder is entitled to in the Spinco Distribution. For stockholders of Remainco who own shares of Spinco Common Stock through a broker or other nominee, their shares of Spinco Common Stock will be credited to their respective accounts by such broker or nominee.

(b)            No member of the Spinco Group, Remainco Group or any of their respective Affiliates, will be liable to any Person in respect of any shares of Spinco Common Stock (or dividends or distributions with respect thereto) that are properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 3.5             Tax Withholding. Remainco and Spinco, as the case may be, will be entitled, and will instruct the Transfer Agent or the Distribution Agent, as applicable, to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payments under the Code or any provision of state, local or foreign Tax Law. Any amounts so withheld and paid over to the applicable Tax Authority will be treated for all purposes of this Agreement as having been paid to the Persons otherwise entitled thereto.

Section 3.6             Delivery of Shares. Upon the consummation of the Initial Spin and the Spinco Distribution, Remainco will deliver to the Transfer Agent or Distribution Agent, as applicable, a book-entry authorization representing the shares of Spinco Common Stock being distributed in the Spinco Distribution for the account of the Remainco stockholders that are entitled thereto. The Distribution Agent will hold such book-entry shares for the account of the Remainco stockholders pending the Merger, as provided in Section 4.1 of the RMT Transaction Agreement. From immediately after the time of the Spinco Distribution until immediately prior to the First Effective Time, the shares of Spinco Common Stock will not be transferable and the Transfer Agent for the shares of Spinco Common Stock will not transfer any shares of Spinco Common Stock. The Spinco Distribution will be deemed to be effective upon written authorization from Remainco to the Transfer Agent or the Distribution Agent to proceed as set forth in Section 3.2.

Section 3.7             Release of Liens. Remainco shall, at its sole cost and expense, use reasonable best efforts to cause any Lien on any Spinco Asset that serves as collateral or security for any Indebtedness of any member of the Remainco Group to be unconditionally released and discharged (any such unconditional release and discharge, a “Discharge”) concurrently with the Initial Spin. If any such Lien is not so Discharged concurrently with the Initial Spin, Remainco shall, at its sole cost and expense, to use reasonable best efforts to cause such Lien to be Discharged as promptly as reasonably possible thereafter.

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Article IV

CERTAIN COVENANTS

Section 4.1             Auditors and Audits; Annual and Quarterly Financial Statements and Accounting.

(a)            Each Party agrees (on behalf of itself and each other member of its Group) that, following the Spinco Distribution Date until the completion of each Party’s audit for the fiscal year in which the third (3rd) anniversary of the Spinco Distribution occurs, it shall provide, and cause each member of its Group to provide, reasonable access and assistance with respect to (i) any statutory audit with respect to any fiscal year ending prior to the Spinco Distribution Date or for any portion of a fiscal year prior to the Spinco Distribution Date, in each case, in respect of which the Party requesting such reasonable assistance and access was an Affiliate (or relevant member of its Group) of the other Party’s Group, (ii) the preparation and audit of each of the Party’s financial statements for the fiscal year in which the Spinco Distribution occurs (and, if the Spinco Distribution occurs in the first quarter of a fiscal year, also for the previous fiscal year) or amendments thereto, and (iii) the audit of each Party’s internal controls over financial reporting and management’s assessment thereof and management’s assessment of each Party’s disclosure controls and procedures in respect of the fiscal year in which the Spinco Distribution occurs (and, if the Spinco Distribution occurs in the first quarter of a fiscal year, also for the previous fiscal year); provided, that in the event that any Party changes its auditors within one (1) year of the completion of each Party’s audit for the fiscal year in which the third anniversary of the Spinco Distribution occurs, then such Party may request reasonable access on the terms set forth in this Section 4.1 for a period of up to one hundred and eighty (180) days from such change; provided further, that, notwithstanding the foregoing, access of the type described in this Section 4.1 shall be afforded by and to each of the Parties (from time to time following the Spinco Distribution Date), as applicable, to the extent reasonably necessary to respond (and for the limited purpose of responding) to any written request or official comment from a Governmental Entity, such as in connection with responding to a comment letter from the SEC, or as reasonably necessary to meet a filing, reporting or similar obligation required under applicable Law (including under Public Reports).

(b)           Date of Auditors’ Opinion. (i) Each of RMT Partner and Spinco shall use commercially reasonable efforts to enable their auditors to complete their audit (and any audit of their respective ultimate parent company) for the fiscal year in which the Spinco Distribution occurs to enable Remainco to meet its timetable for the printing, filing and public dissemination of Remainco’s annual financial statements for such fiscal year, and (ii) Remainco shall use commercially reasonable efforts to enable their auditors to complete their audit (and any audit of its ultimate parent company) for the fiscal year in which the Spinco Distribution occurs to enable Spinco and RMT Partner to meet its timetable for the printing, filing and public dissemination of Spinco’s and RMT Partner’s annual financial statements for such fiscal year.

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(c)            Annual Financial Statements. (i) Each of Remainco, Spinco and RMT Partner shall provide reasonable access to Remainco, Spinco and RMT Partner on a timely basis and shall provide all Information reasonably required to meet such Person’s schedule for the preparation, printing, filing, and public dissemination of such Person’s annual financial statements for the fiscal year in which the Spinco Distribution occurs (and, if the Spinco Distribution occurs in the first quarter of a fiscal year, also for the previous fiscal year) and for management’s assessment of the effectiveness of such Person’s disclosure controls and procedures and its internal controls over financial reporting in accordance with Items 307 and 308, respectively, of Regulation S-K and, to the extent applicable to Remainco or RMT Partner, as the case may be, its auditor’s audit of its internal controls over financial reporting and management’s assessment thereof in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the SEC’s and Public Company Accounting Oversight Board’s rules and auditing standards thereunder, if required (such assessments and audit being referred to as the “Internal Control Audit and Management Assessments”) for the fiscal year in which the Spinco Distribution occurs (and, if the Spinco Distribution occurs in the first quarter of a fiscal year, also for the previous fiscal year); and (ii) without limiting the generality of the foregoing clause (i), each of Remainco, Spinco and RMT Partner shall provide all required financial and other Information with respect to itself and its Subsidiaries to its auditors in a sufficient and reasonable time and in sufficient detail to permit its auditors to take all steps and perform all reviews necessary to provide sufficient assistance to the other Person’s auditors (the “Other Party’s Auditors”) with respect to Information to be included or contained in such other Person’s annual financial statements for the fiscal year in which the Spinco Distribution occurs (or, if the Spinco Distribution occurs in the first quarter of a fiscal year, the previous fiscal year) and to permit the Other Party’s Auditors and management to complete the Internal Control Audit and Management Assessments, if required.

(d)            Access to Personnel and Records. Subject to the confidentiality provisions of this Agreement (including, for the avoidance of doubt, those set forth in Article VI) and to the extent it relates to the time prior to the Spinco Distribution, (i) each Party shall authorize and request its respective auditors to make reasonably available to the Other Parties’ Auditors both the personnel who performed or are performing the annual audits of such audited Party (each such Party with respect to its own audit, the “Audited Party”) and work papers related to the annual audits of such Audited Party, in all cases within a reasonable time prior to such Audited Parties’ auditors’ opinion date, so that the Other Parties’ Auditors are able to perform the procedures they reasonably consider necessary to take responsibility for the work of the Audited Parties’ auditors as it relates to their auditors’ report on such other Parties’ financial statements, all within sufficient time to enable such other Party to meet its timetable for the printing, filing and public dissemination of its annual financial statements with the SEC for the fiscal year in which the Spinco Distribution occurs (or, if the Spinco Distribution occurs in the first quarter of a fiscal year, the previous fiscal year), and (ii) each Party shall use commercially reasonable efforts to make reasonably available to the Other Parties’ Auditors and management its personnel and Records in a reasonable time prior to the Other Parties’ Auditors’ opinion date and other Parties’ management’s assessment date so that the Other Parties’ Auditors and other Parties’ management are able to perform the procedures they reasonably consider necessary to conduct the Internal Control Audit and Management Assessments.

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(e)           Current, Quarterly and Annual Reports. (i) Following the Spinco Distribution, until each Party has filed its annual report on Form 10-K for the fiscal year following the year in which the Spinco Distribution occurs, at least three (3) Business Days prior to the earlier of public dissemination or filing with the SEC, each Party shall deliver to each other Party a reasonably complete draft of the portion of any earnings news release or any filing with the SEC related to the Spinco Business and containing financial statements for the related year in which the Spinco Distribution occurs (or, if the Spinco Distribution occurs in the first quarter of a fiscal year, the previous fiscal year) and the fiscal year following such year, including current reports on Form 8-K, quarterly reports on 10-Q and annual reports on Form 10-K or any other annual report purporting to fulfill the requirements of 17 CFR 240-14c-3 (such reports, collectively, the “Public Reports”); provided, however, that each of the Parties may continue to revise its respective Public Report prior to the filing thereof, which changes will be delivered to each other Party as soon as reasonably practicable; provided further, that each Party’s and RMT Partner’s personnel will actively and reasonably consult with each other’s personnel regarding any proposed changes to its respective Public Report and related disclosures prior to the anticipated filing with the SEC, with particular focus on any changes which would reasonably be expected to have an effect upon each other Party’s or RMT Partner’s financial statements or related disclosures; (ii) each Party shall notify the other Party, as applicable, as soon as reasonably practicable after becoming aware thereof, of any material accounting differences between the financial statements to be included in such Party’s or RMT Partner’s annual report on Form 10-K and the pro-forma financial statements included, as applicable, in the Spinco Form 10 or the Form 8-K to be filed by Remainco with the SEC on or about the time of the Spinco Distribution; and (iii) if any such differences are notified by any Party, the Parties shall confer and/or meet as soon as reasonably practicable thereafter, and in any event prior to the filing of any Public Report, to consult with each other in respect of such differences and the effects thereof on the other Person’s applicable Public Reports.

(f)            To the extent RMT Partner is required to describe the compensation plans of Remainco in order to comply with any reporting, disclosure, filing or other requirements imposed under applicable securities Laws or exchange requirements, RMT Partner shall substantially conform such discussion to Remainco’s most recently filed Proxy Statement or Form 10-K to the extent consistent with applicable Law unless otherwise advised in writing by Remainco.

(g)           Nothing in this Section 4.1 shall require any Party to violate any Law (including any Data Protection Law), Contract with any Third Party or policy regarding the confidentiality of confidential and proprietary Information relating to that Third Party or its business; provided, however, that in the event that a Party is required under this Section 4.1 to disclose any such Information, such Party shall use commercially reasonable efforts to seek to obtain any such Third Party’s written consent to the disclosure of such Information.

Section 4.2             Separation of Information.

(a)            Spinco shall, and shall cause the other members of the Spinco Group to, use commercially reasonable efforts to deliver to Remainco (or its designee) as promptly as practicable (and, in any event, no later than twenty-four (24) months following the Spinco Distribution) all Information (i) that relates to any Excluded Asset, (ii) to which a member of the Remainco Group has a license pursuant to an Ancillary Agreement (or to the extent such Information is reasonably necessary to exercise a license pursuant to any Ancillary Agreement) or access thereto pursuant to an Ancillary Agreement, or (iii) to the extent that such Information is related to the Remainco Business, but, in each case of the foregoing clauses (i) through (iii), if such Information is commingled in any member of the Spinco Group’s current records or archives (whether stored with a Third Party or directly by any member of the Spinco Group), Spinco may redact Information to the extent that it is related to the Spinco Business, is commercially or competitively sensitive and could cause harm to the Spinco Business or to which a member of the Remainco Group does not have a license pursuant to an Ancillary Agreement (to the extent such Information is not reasonably necessary to exercise a license pursuant to any Ancillary Agreement) or access thereto pursuant to an Ancillary Agreement; provided, that with respect to any Information to which a member of the Remainco Group has a license pursuant to any Ancillary Agreement (or such Information is reasonably necessary to exercise such license) or access pursuant to any Ancillary Agreement, such Information shall be delivered only to the extent of such license (or such reasonable need for related Information) or access and otherwise subject to the terms of the applicable Ancillary Agreement.

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(b)           If Remainco identifies in writing particular Information (whether in written, electronic documentary or other archival documentary form) that Remainco reasonably believes is related to the Remainco Business or to which a member of its Group has a license pursuant to an Ancillary Agreement (or such Information is reasonably necessary to exercise such license) or access thereto pursuant to an Ancillary Agreement, but is held by or on behalf of any member of the Spinco Group (or any transferee thereof), Spinco shall, and shall cause any other applicable member of the Spinco Group to, request that the archive holder deliver such item to Spinco for review as soon as reasonably practicable, and Spinco shall review such request and deliver the requested material to Remainco as promptly as reasonably practicable and in any event within five (5) Business Days of receiving the material from the archive holder; provided, that if the requested material is not specific and requires a longer period of review in light of the breadth of the request, Spinco shall deliver the material to Remainco as promptly as reasonably practicable and shall notify Remainco of the expected timeframe to allow Remainco to narrow such request if desired; provided further, that with respect to any Information to which a member of the Remainco Group has a license pursuant to any Ancillary Agreement (or such Information is reasonably necessary to exercise such license) or access pursuant to any Ancillary Agreement, such Information shall be delivered only to the extent of such license (or such reasonable need for related Information) or access and otherwise subject to the terms of the applicable Ancillary Agreement or Ancillary Agreement; provided further, that if such requested material is not related to the Remainco Business or a member of the Remainco Group is not otherwise granted a license pursuant to an Ancillary Agreement (and such Information is not reasonably necessary to exercise such license) or access thereto pursuant to an Ancillary Agreement, Spinco shall not deliver the material to Remainco, but shall provide Remainco with an explanation in reasonable detail of such determination and discuss with Remainco in good faith.

(c)            Remainco shall, and shall cause the other members of the Remainco Group to, use commercially reasonable efforts to deliver to Spinco (or its designee) as promptly as practicable (and, in any event, no later than twenty-four (24) months following the Spinco Distribution) all Information (i) that relates to a Spinco Asset, (ii) to which a member of the Spinco Group has a license pursuant to an Ancillary Agreement (or to the extent such Information is reasonably necessary to exercise a license pursuant to any Ancillary Agreement) or access thereto pursuant to an Ancillary Agreement, or (iii) to the extent that such Information is related to the Spinco Business, but, in each case of the foregoing (i) through (iii), if such Information is commingled in any member of the Remainco Group’s current records or archives (whether stored with a Third Party or directly by any member of the Remainco Group), Remainco may redact Information to the extent that it is related to the Remainco Business, is commercially or competitively sensitive and could cause harm to the Remainco Business or to which a member of the Spinco Group does not have a license pursuant to an Ancillary Agreement (to the extent such Information is not reasonably necessary to exercise a license pursuant to any Ancillary Agreement) or access thereto pursuant to an Ancillary Agreement; provided, that with respect to any Information to which a member of the Spinco Group has a license pursuant to any Ancillary Agreement (or such Information is reasonably necessary to exercise such license) or access pursuant to any Ancillary Agreement, such Information shall be delivered only to the extent of such license (or such reasonable need for related Information) or access and otherwise subject to the terms of the applicable Ancillary Agreement.

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(d)            If Spinco identifies in writing particular Information (whether in written, electronic documentary or other archival documentary form) that Spinco reasonably believes is related to the Spinco Business or to which a member of its Group has a license pursuant to an Ancillary Agreement (or such Information is reasonably necessary to exercise such license) or access thereto pursuant to an Ancillary Agreement, but is held by or on behalf of any member of the Remainco Group (or any transferee thereof), Remainco shall, and shall cause any other applicable member of the Remainco Group to, request that the archive holder deliver such item to Remainco for review as soon as reasonably practicable, and Remainco shall review such request and deliver the requested material to Spinco as promptly as reasonably practicable and in any event within five (5) Business Days of receiving the material from the archive holder; provided, that if the requested material is not specific and requires a longer period of review in light of the breadth of the request, Remainco shall deliver the material to Spinco as promptly as reasonably practicable and shall notify Spinco of the expected timeframe to allow Spinco to narrow such request if desired; provided further, that with respect to any Information to which a member of the Spinco Group has a license pursuant to any Ancillary Agreement (or such Information is reasonably necessary to exercise such license) or access pursuant to any Ancillary Agreement, such Information shall be delivered only to the extent of such license (or such reasonable need for related Information) or access and otherwise subject to the terms of the applicable Ancillary Agreement; provided further, that if such requested material is not related to the Spinco Business or a member of the Spinco Group is not otherwise granted a license pursuant to an Ancillary Agreement (and such Information is not reasonably necessary to exercise such license) or access thereto pursuant to an Ancillary Agreement, Remainco shall not deliver the material to Spinco but shall provide Spinco with an explanation in reasonable detail of such determination and discuss with Spinco in good faith.

Section 4.3             Nonpublic Information. Each Party acknowledges on behalf of itself and the other members of its Group that Information provided pursuant to this Agreement may constitute material, nonpublic information, and trading in the securities of a member of any Group (or the securities of such Person’s Affiliates, or partners) while in possession of such material, nonpublic material information may constitute a violation of the U.S. federal securities Laws.

Section 4.4             Cooperation. Subject to the terms and limitations contained in this Agreement and the Ancillary Agreements, each Party shall, and shall cause the other members of its Group (as applicable), their respective then-Affiliates, each of its and their respective Affiliates and its and their employees to provide reasonable cooperation and assistance to each other Party (and any member of such Party’s Group) in connection with (a) planning for the Separation, (b) the completion of the Separation substantially in accordance with the Separation Plan (to the extent expressly contemplated thereby) and the transactions contemplated herein and in each Ancillary Agreement, and (c) requests for Information from, audits or other examinations of, such other Party (or member of such Party’s Group) by a Governmental Entity at no additional cost to the Party (or member of such Party’s Group) requesting such assistance other than for the actual out-of-pocket costs (which shall not include the costs of salaries and benefits of employees of such Party (or its Group) or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the foregoing) incurred by any such Party (or its Group), if applicable. The cooperation and assistance provided for in this Section 4.4 shall not be required to the extent such cooperation and assistance would result in an undue burden on any Party (or any member of its Group) or would unreasonably interfere with any of its employees’ normal functions and duties.

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Section 4.5             IT Assets Separation. Substantially in accordance with the Separation Plan, Remainco shall, and shall cause its respective Affiliates to, logically and physically separate the Spinco IT Assets from the Remainco IT Assets in such a manner that the Spinco IT Assets are not accessible to Remainco or its Affiliates (other than any member of the Spinco Group), and the Remainco IT Assets are not accessible to Spinco or any member of the Spinco Group (except, in each case, as and to the extent such access is necessary for the provision or receipt of services pursuant to the Ancillary Agreements). Remainco and Spinco (and RMT Partner) shall reasonably cooperate in the migration of Spinco IT Assets to the systems of RMT Partner, as appropriate.

Section 4.6             Operational Matters. As of immediately prior to the Spinco Distribution, Remainco shall cause the Spinco Group to have thirty-eight (38) days (“Required Working Capital Days”) of net working capital (excluding Cash and Cash Equivalents), calculated in a manner consistent with Remainco’s historical calculation of working capital days (excluding impact of income tax accounts) using Remainco’s historical accounting principles, policies, procedures, definitions, methods, practices and techniques. In the event that, as of the Spinco Distribution, the Spinco Group shall have fewer net working capital days than the Required Working Capital Days (the “Deficit Days”), then no later than the thirtieth (30th) day following the Closing, Remainco shall pay Spinco an amount in cash equal to (x) the number of Deficit Days, multiplied by (y) Seven Million Dollars ($7,000,000.00).

Article V

INDEMNIFICATION

Section 5.1             Release of Pre-Distribution Claims.

(a)            Except (i) as provided in Section 5.1(c), (ii) as may be otherwise expressly provided in this Agreement, and (iii) for any matter for which any Indemnitee is entitled to indemnification pursuant to this Article V, each of Remainco and Spinco, on behalf of itself and each member of its Group, and to the extent permitted by Law, all Persons who at any time prior to the Spinco Distribution were shareholders, directors, officers, agents or employees of any member of its respective Group (in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns, (x) do hereby, irrevocably but effective at the time of and conditioned upon the occurrence of the Spinco Distribution, and (y) at the time of the Spinco Distribution shall release and forever discharge the other Party and the other members of such other Party’s Group and their respective successors and all Persons who at any time prior to the Spinco Distribution were shareholders, directors, officers, agents or employees of any member of such other Party’s Group (in their capacity as such), in each case, together with their respective heirs, executors, administrators, successors and assigns from any and all Liabilities whatsoever, whether at Law or in equity, whether arising under any Contract, by operation of Law or otherwise, in each case, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Spinco Distribution, including in connection with the Separation, the Initial Spin, the Spinco Distribution or any of the other transactions contemplated hereunder and under the Ancillary Agreements, provided, however, that no Spinco Employee shall be released and discharged to the extent such Liability relates to, arises out of or results from intentional misconduct by such employee. The foregoing release includes a release of any rights and benefits conferred by or under California Civil Code Section 1542 or any Law of the United States or principle of common law or any Law, which is similar, comparable, or equivalent to California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

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Each Party hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and further agrees that this release has been negotiated and agreed upon in light of that awareness and nevertheless each Party expressly waives any and all rights which they may have under Section 1542 of the California Civil Code or any other state or federal statute or common law principle of similar effect.

(b)           Except (i) as provided in Section 5.1(c), (ii) as may be otherwise expressly provided in this Agreement, or (iii) for any matter for which any Indemnitee is entitled to indemnification pursuant to this Article V, RMT Partner on behalf of itself and its Affiliates, successors and assigns (A) does hereby, irrevocably but effective at the time of and conditioned upon the occurrence of the Spinco Distribution, and (B) at the time of the Spinco Distribution shall release and forever discharge Remainco and the other members of the Remainco Group and their respective successors and all Persons who at any time prior to the Spinco Distribution were shareholders, directors, officers or employees of any member of the Remainco Group (in their capacity as such), in each case, together with their respective heirs, executors, administrators, successors and assigns from any and all Liabilities whatsoever, whether at Law or in equity, whether arising under any Contract, by operation of Law or otherwise, in each case, from existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Spinco Distribution, to the extent related to the Separation, the Initial Spin, the Spinco Distribution or any of the other transactions contemplated hereunder and under the RMT Transaction Agreement and the Ancillary Agreements; provided, however, that no Spinco Employee shall be released and discharged to the extent such Liability relates to, arises out of or results from intentional misconduct by such employee. The foregoing release includes a release of any rights and benefits conferred by or under California Civil Code Section 1542 or any Law of the United States or principle of common law or any Law, which is similar, comparable, or equivalent to California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

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RMT Partner hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and further agrees that this release has been negotiated and agreed upon in light of that awareness and nevertheless expressly waives any and all rights which it may have under Section 1542 of the California Civil Code or any other state or federal statute or common law principle of similar effect.

(c)            Nothing contained in this Agreement, including Section 5.1(a), Section 5.1(b) or this Section 5.1(c) shall impair or otherwise affect any right of any Party, any member of any Group, or any Party’s or member of a Group’s respective heirs, executors, administrators, successors and assigns to enforce this Agreement, the RMT Transaction Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that continue in effect after the Spinco Distribution pursuant to the terms of this Agreement, the RMT Transaction Agreement or any Ancillary Agreement. In addition, nothing contained in Section 5.1(a) or Section 5.1(b) shall release any Person from:

(i)        any Liabilities assumed, Transferred or allocated to a Party or a member of such Party’s Group pursuant to or as contemplated by, or any other Liability of any member of such Group, under this Agreement or any Ancillary Agreement, including (A) with respect to Spinco, any Spinco Assumed Liability and (B) with respect to Remainco, any Excluded Liability;

(ii)       any Liability that the Parties may have with respect to indemnification pursuant to this Agreement or any Ancillary Agreement or otherwise for claims or Proceedings brought against any Indemnitee by third Persons, which Liability shall be governed by the provisions of this Agreement and, in particular, this Article V or, in the case of any Liability arising out of an Ancillary Agreement, the applicable provisions of such Ancillary Agreement;

(iii)      the obligation of Remainco, Spinco, RMT Partner or Merger Subs to consummate the Merger and the other transactions expressly contemplated to occur at the Closing, subject to the terms and conditions of the RMT Transaction Agreement;

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(iv)      any Liability arising out of or resulting from any Contract that is entered into after the Spinco Distribution between a member of the Remainco Group, on the one hand, and a member of the Spinco Group, on the other hand; and

(v)       any Liability the release of which would result in a release of any Person other than the Persons released in Section 5.1(a) or Section 5.1(b); provided, that the Parties agree not to bring any Proceeding or permit any of their Subsidiaries or other members of their respective Group, or any of their respective Affiliates, to bring any Proceeding against a Person released in Section 5.1(a) or Section 5.1(b) with respect to such Liability.

In addition, nothing contained in Section 5.1(a) shall release (A) Spinco from indemnifying any director, officer or employee of Remainco who was a director, officer or employee of Spinco or any of its Subsidiaries on or prior to the Spinco Distribution, as applicable, to the extent such director, officer or employee is or becomes a named defendant in any Proceeding with respect to which he or she was entitled to such indemnification pursuant to obligations existing prior to the Spinco Distribution, or (B) Remainco from indemnifying any director, officer or employee of Remainco who was a director, officer or employee of Remainco or any of its Subsidiaries on or prior to the Spinco Distribution, as applicable, to the extent such director, officer or employee is or becomes a named defendant in any Proceeding with respect to which he or she was entitled to such indemnification pursuant to obligations existing prior to the Spinco Distribution.

(d)           From and after the time of the Spinco Distribution, Remainco and Spinco shall not, and shall not permit its Subsidiaries or the other members of its Group, or any of their respective Affiliates, to, make any (or fail to withdraw any previously existing) claim, demand or offset, or commence (or fail to withdraw any previously existing) any Proceeding asserting any claim, demand or offset, including any claim for indemnification, against Remainco or Spinco or any member of such other Party’s Group, or any other Person released pursuant to Section 5.1(a) or their respective successors with respect to any Liabilities released pursuant to Section 5.1(a).

(e)            From and after the time of the Spinco Distribution, RMT Partner shall not, and shall not permit its Subsidiaries, or any of their respective Affiliates, to, make any (or fail to withdraw any previously existing) claim, demand or offset, or commence (or fail to withdraw any previously existing) any Proceeding asserting any claim, demand or offset, including any claim for indemnification, against Remainco or any member of the Remainco Group, or any other Person released pursuant to Section 5.1(b) or their respective successors with respect to any Liabilities released pursuant to Section 5.1(b).

(f)            It is the intent of each Party, by virtue of the provisions of this Section 5.1, to provide for, at the time of the Spinco Distribution, a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Spinco Distribution, whether known or unknown, between or among any Party (and/or a member of such Party’s Group), on the one hand, and any other Party or Parties (and/or a member of such Party’s or Parties’ Group), on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Spinco Distribution), except as specifically set forth in this Section 5.1. At any time, at the reasonable request of any other Party, each Party shall use commercially reasonable efforts to cause its Subsidiaries and each other member of its respective Group and, to the extent reasonably practicable each other Person on whose behalf it released Liabilities pursuant to this Section 5.1 to execute and deliver releases reflecting the provisions hereof. Furthermore, at any time, at the reasonable request of Remainco, RMT Partner shall cause its Subsidiaries and, to the extent practicable each other Person on whose behalf it released Liabilities pursuant to this Section 5.1 to execute and deliver releases reflecting the provisions hereof.

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(g)           Each of Remainco and RMT Partner, on behalf of itself and its Subsidiaries, hereby waives any rights of termination with respect to any “change of control” or similar provision under any Contract by and between or among any member of the Remainco Group or the Spinco Group, on the one hand, and RMT Partner and its Subsidiaries, on the other hand, related to or arising out of the Separation, the Initial Spin, or the Spinco Distribution.

Section 5.2             Indemnification by Remainco. In addition to any other provisions of this Agreement requiring indemnification and except as otherwise specifically set forth in any provision of this Agreement, following the Spinco Distribution Date, Remainco shall and shall cause the other members of the Remainco Group to indemnify, defend and hold harmless the Spinco Indemnitees from and against any and all Indemnifiable Losses of the Spinco Indemnitees to the extent relating to, arising out of or resulting from (a) any Liabilities which are expressly assumed or have been allocated to the Remainco Group (including Excluded Liabilities) pursuant to this Agreement or any Ancillary Agreement, (b) any breach by Remainco of any provision of this Agreement or, subject to Section 5.9, the Ancillary Agreements and (c) any guarantee, indemnification or contribution obligation or Credit Support Instrument for the benefit of any member of the Remainco Group by any member of the Spinco Group that survives following the Spinco Distribution.

Section 5.3             Indemnification by Spinco and RMT Partner. In addition to any other provisions of this Agreement requiring indemnification and except as otherwise specifically set forth in any provision of this Agreement, (a) Spinco shall, and shall cause the other members of the Spinco Group to, indemnify, defend and hold harmless the Remainco Indemnitees from and against any and all Indemnifiable Losses of the Remainco Indemnitees to the extent relating to, arising out of or resulting from (i) any Liabilities which are expressly assumed or have been allocated to the Spinco Group (including Spinco Assumed Liabilities) pursuant to this Agreement or any Ancillary Agreement, (ii) any breach by Spinco of any provision of this Agreement or, subject to Section 5.9, the Ancillary Agreements, and (iii) any guarantee, indemnification or contribution obligation or Credit Support Instrument for the benefit of any member of the Spinco Group by any member of the Remainco Group that survives following the Spinco Distribution, and (b) from and following the Closing, RMT Partner shall and shall cause its Subsidiaries to indemnify, defend and hold harmless the Remainco Indemnitees from and against any and all Indemnifiable Losses of the Remainco Indemnitees indemnifiable pursuant to this Article V to the extent not paid by a member of the Spinco Group.

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Section 5.4             Procedures for Third Party Claims.

(a)            If a claim or demand is made against a Remainco Indemnitee or a Spinco Indemnitee (each, an “Indemnitee”) by any Person who is not a member of the Remainco Group, Spinco Group or RMT Partner and its Affiliates (a “Third Party Claim”) as to which such Indemnitee is or may be entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Party which is or may be required pursuant to this Article V to make such indemnification (the “Indemnifying Party”) in writing, and in reasonable detail, of the Third Party Claim as promptly as practicable (and in any event within thirty (30) days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that the failure to provide notice of any such Third Party Claim pursuant to this sentence shall not release the Indemnifying Party from any of its obligations under this Article V except and solely to the extent the Indemnifying Party shall have been actually materially prejudiced as a result of such failure. Thereafter, the Indemnitee shall deliver to the Indemnifying Party, as promptly as practicable (and in any event within ten (10) Business Days) after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

(b)            Other than in the case of indemnification by a beneficiary Party of a guarantor Party pursuant to Section 1.7(c) (the defense of which shall be controlled by the beneficiary Party), an Indemnifying Party shall be entitled (but shall not be required) to assume and control the defense of any Third Party Claim at such Indemnifying Party’s own expense and with counsel selected by the Indemnifying Party with the consent of the applicable Indemnitees (such consent not to be unreasonably withheld, conditioned or delayed) if it gives prior written notice of its intention to do so to the applicable Indemnitees within thirty (30) days of the Indemnifying Party’s receipt of notice of the relevant Third Party Claim from the applicable Indemnitees pursuant to Section 5.4(a). Within thirty (30) days after the receipt of notice from an Indemnitee (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election as to whether the Indemnifying Party will assume responsibility for defending such Third-Party Claim, which election shall specify any reservations or exceptions to its defense. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim to the extent such Third Party Claim (i) is an allegation of a criminal violation, (ii) seeks injunctive, equitable or other relief other than monetary damages against the Indemnitee (provided, that such Indemnitee shall reasonably cooperate with the Indemnifying Party, at the request of the Indemnifying Party, in seeking to separate any such claims from any related claim for monetary damages if this clause (ii) is the sole reason that such Third Party Claim is a Non-Assumable Third Party Claim), or (iii) is made by a Governmental Entity (clauses (i), (ii) and (iii), the “Non-Assumable Third Party Claims”). After notice from an Indemnifying Party to an Indemnitee of the Indemnifying Party’s election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, at its own expense and, in any event, shall reasonably cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent and material Information, materials and other information in such Indemnitee’s possession or under such Indemnitee’s control relating thereto as may be reasonably required by the Indemnifying Party; provided, however, that in the event a conflict of interest exists, or is reasonably likely to exist, that would make it inappropriate in the reasonable judgment of counsel to the applicable Indemnitee(s) for the same counsel to represent both the Indemnifying Party and the applicable Indemnitee(s), such Indemnitee(s) shall be entitled to retain, at the Indemnifying Party’s expense, one separate counsel (and any necessary local counsel) as required by the applicable rules of professional conduct with respect to such matter. In the event that the Indemnifying Party exercises the right to assume and control the defense of a Third Party Claim as provided above, (A) the Indemnifying Party shall keep the Indemnitee(s) reasonably apprised of all material developments in such defense, (B) the Indemnifying Party shall not withdraw from the defense of such Third Party Claim without providing advance notice to the Indemnitee(s) reasonably sufficient to allow the Indemnitee(s) to prepare to assume the defense of such Third Party Claim, and (C) the Indemnifying Party shall conduct the defense of the Third Party Claim actively and diligently.

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(c)            If the Indemnifying Party elects not to assume the defense of such Third Party Claim, fails to notify an Indemnitee of its election or if the claim relates to or arises in connection with a Non-Assumable Third Party Claim, then the applicable Indemnitee may defend such Third-Party Claim at the cost and expense of the Indemnifying Party to the extent indemnification is available hereunder and the Indemnifying Party shall have the right to participate in the defense of such Third Party Claim at such Indemnifying Party’s own cost and expense with counsel selected by the Indemnifying Party that is reasonably acceptable to the applicable Indemnitees. Other than in the case of a Non-Assumable Third Party Claim, if an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim or fails to notify an Indemnitee of its election as provided in Section 5.4(b), or if the Indemnifying Party fails to actively and diligently defend the Third Party Claim, the applicable Indemnitee(s) may defend such Third Party Claim. If the Indemnitee is conducting the defense of any Third Party Claim, the Indemnifying Party shall reasonably cooperate with the Indemnitee in such defense and make available to the Indemnitee, at the Indemnifying Party’s expense, all witnesses, pertinent and material Information, material and information in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating thereto as may be reasonably required by the Indemnitee pursuant to a joint defense agreement to be entered into by Indemnitee and the Indemnifying Party; provided, however, that such access shall not require the Indemnifying Party to disclose any information the disclosure of which would, in the reasonable judgment of counsel to the Indemnifying Party, result in the loss of any existing attorney-client privilege with respect to such information or violate any applicable Law or such Person’s contractual obligations.

(d)           No Indemnitee may admit any liability with respect to, consent to entry of any judgment of, or settle, compromise or discharge any Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. If an Indemnifying Party has failed to assume the defense of a Third Party Claim, it shall not be a defense to any obligation to pay any amount in respect of such Third Party Claim that the Indemnifying Party was not consulted in the defense thereof, that such Indemnifying Party’s views or opinions as to the conduct of such defense were not accepted or adopted or that such Indemnifying Party does not approve of the quality or manner of the defense thereof.

(e)            In the case of a Third Party Claim, the Indemnifying Party shall not admit any liability with respect to, consent to entry of any judgment of, or settle, compromise or discharge, the Third Party Claim without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed) unless such settlement or judgment (A) completely and unconditionally releases the Indemnitee in connection with such matter, (B) provides relief consisting solely of monetary damages borne by the Indemnifying Party and (C) does not involve any admission by the Indemnitee of any wrongdoing or violation of Law.

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(f)            Notwithstanding anything herein or, subject to Section 5.9, in any Ancillary Agreement or any Conveyancing and Assumption Instrument to the contrary, other than (i) the indemnification provisions in Section 1.7, and (ii) actions for specific performance or injunctive or other equitable relief pursuant to Section 9.6, (A) the indemnification provisions of this Article V shall be the sole and exclusive remedy of the Parties, the parties to the Conveyancing and Assumption Instruments, and any Indemnitee for any breach of this Agreement or, subject to Section 5.9, any Ancillary Agreement or any Conveyancing and Assumption Instrument and for any failure to perform and comply with any covenant or agreement in this Agreement or in any Conveyancing and Assumption Instrument, (B) each Party and each Indemnitee expressly waives and relinquishes any and all rights, claims or remedies it may have with respect to the foregoing other than under this Article V against any Indemnifying Party, (C) none of the Parties, the members of their respective Groups, or any other Person may bring a claim under any Conveyancing and Assumption Instrument, (D) any and all claims arising out of, resulting from, or in connection with the Separation or the other transactions contemplated in this Agreement must be brought under and in accordance with the terms of this Agreement, and (E) no breach of this Agreement or any Conveyancing and Assumption Instrument shall give rise to any right on the part of any party hereto or thereto, after the consummation of the Initial Spin, to rescind this Agreement, any Conveyancing and Assumption Instrument or any of the transactions contemplated hereby or thereby; provided, however, that indemnification for Tax matters shall be governed by the terms, provisions and procedures of the Tax Matters Agreement and not by this Article V. Each Party shall cause the members of its Group to comply with this Section 5.4(f).

(g)           The provisions of this Article V shall apply to Third Party Claims that are already pending or asserted as well as Third Party Claims brought or asserted after the date of this Agreement. There shall be no requirement under this Section 5.4 to give a notice with respect to the existence of any Third Party Claim that exists as of the Spinco Distribution. Each Party on behalf of itself and each other member of its Group acknowledges that Liabilities for Proceedings (regardless of the parties to the Proceedings) may be partly Liabilities of Spinco and partly Liabilities of Remainco. If the Parties cannot agree on the allocation of any such Liabilities for Proceedings, they shall resolve the matter of such allocation pursuant to the procedures set forth in Article VII. No Party shall, nor shall any Party permit the other members of its Group (or their respective then-Affiliates) to, file Third Party Claims or cross-claims against any other Party or any members of another Group in a Proceeding in which a Third Party Claim is being resolved.

(h)           This Section 5.4, Section 5.5, Section 5.6 and Section 5.7 shall not apply to Tax Contests, which shall be governed exclusively by the Tax Matters Agreement.

Section 5.5             Procedures for Direct Claims. An Indemnitee shall give the Indemnifying Party written notice of any matter that an Indemnitee has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement (other than a Third Party Claim which shall be governed by Section 5.4), within thirty (30) days of such determination, stating the amount of the Indemnifiable Loss claimed, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed by such Indemnitee or arises; provided, however, that the failure to provide such written notice shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been actually materially prejudiced as a result of such failure.

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Section 5.6             Cooperation in Defense and Settlement.

(a)            With respect to any Third Party Claim in which both the Spinco Group (or RMT Partner and its Subsidiaries, as applicable) and the Remainco Group are named parties or that implicates both the Spinco Group (or RMT Partner and its Subsidiaries, as applicable), on the one hand, and Remainco Group, on the other hand, in a material respect, including due to the reasonably foreseeable impact on the Remainco Business or the Spinco Business of the relief sought or the responsibilities for management of defense and related indemnities pursuant to this Agreement, Spinco (or RMT Partner, as applicable) and Remainco agree to use commercially reasonable efforts to cooperate and maintain a joint defense (in a manner that will preserve for all Parties any Privilege). The Party that is not responsible for managing the defense of any such Third Party Claim shall be consulted with respect to significant matters relating thereto and may, if necessary or helpful, retain counsel to assist in the defense of such claims at its own cost and expense. Notwithstanding the foregoing, nothing in this Section 5.6(a) shall derogate from any Party’s rights to control the defense of any Proceeding in accordance with Section 5.4.

(b)            Notwithstanding anything to the contrary in this Agreement, with respect to any Third Party Claim where the resolution of such Third Party Claim by order, judgment, settlement or otherwise, would reasonably be expected to include any condition, limitation or other stipulation that would, in the reasonable judgment of (i) Remainco, materially and adversely impact the conduct of the Remainco Business or result in a material adverse change to any member of the Remainco Group, Remainco shall have, at Remainco’s expense, the reasonable opportunity to consult, advise and comment in all preparation, planning and strategy regarding any such Third Party Claim, including with regard to any drafts of notices and other conferences and communications to be provided or submitted by any member of the Spinco Group to any Third Party involved in such Third Party Claim (including any Governmental Entity), to the extent that Remainco’s participation does not affect any Privilege in a material and adverse manner; provided, that to the extent that any such Third Party Claim requires the submission by any member of the Spinco Group of any Information relating to any current or former officer or director of any member of the Remainco Group, such Information will only be submitted in a form consented to by Remainco in its reasonable discretion (such consent not to be unreasonably withheld, conditioned or delayed), or (ii) Spinco, materially and adversely impact the conduct of the Spinco Business or result in a material adverse change to any member of the Spinco Group, Spinco shall have, at Spinco’s expense, the reasonable opportunity to consult, advise and comment in all preparation, planning and strategy regarding any such Third Party Claim, including with regard to any drafts of notices and other conferences and communications to be provided or submitted by any member of the Remainco Group to any Third Party involved in such Third Party Claim (including any Governmental Entity), to the extent that Spinco’s participation does not affect any Privilege in a material and adverse manner; provided, that to the extent that any such Third Party Claim requires the submission by any member of the Remainco Group of any Information relating to any current or former officer or director of any member of the Spinco Group, such Information will only be submitted in a form consented to by Spinco in its reasonable discretion (such consent not to be unreasonably withheld, conditioned or delayed). With regard to the matters specified in the preceding clause (i), Remainco shall have a right to consent to any compromise or settlement related thereto by any member of the Spinco Group to the extent that the effect on any member of the Remainco Group would reasonably be expected to result in a material adverse effect on the financial condition or results of operations of Remainco and its Subsidiaries at such time or the Remainco Business conducted thereby at such time, taken as a whole, and such material adverse effect would reasonably be expected to be greater with respect to the Remainco Group, taken as a whole, than the effect on the Spinco Group, taken as a whole and with regard to the matters specified in the preceding clause (ii), Spinco shall have a right to consent to any compromise or settlement related thereto by any member of the Remainco Group to the extent that the effect on any member of the Spinco Group would reasonably be expected to result in a material adverse effect on the financial condition or results of operations of Spinco and its Subsidiaries at such time or the Spinco Business conducted thereby at such time, taken as a whole, and such material adverse effect would reasonably be expected to be greater with respect to the Spinco Group, taken as a whole, than the effect on the Remainco Group, taken as a whole.

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(c)            Each Party agrees on behalf of itself and its Subsidiaries and the other members of its Group that at all times from and after the Spinco Distribution, if a Proceeding is commenced by a Third Party naming both Remainco and Spinco (or any member of such Parties’ respective Groups or their respective then-Affiliates) as defendants and with respect to which one or more named Parties (or any member of such Party’s respective Group or their respective then-Affiliates) is a nominal defendant and/or such Proceeding is otherwise not a Liability allocated to such named Party under this Agreement, then the other Party shall use, and shall cause the other members of its respective Group to use, commercially reasonable efforts to cause such nominal defendant to be removed from such Proceeding, as soon as reasonably practicable (including using commercially reasonable efforts to petition the applicable court to remove such Party (or member of its Group or their respective then-Affiliates) as a defendant to the extent such Proceeding relates solely to assets or Liabilities that another Party (or Group) has been allocated pursuant to this Agreement). In the event of a Proceeding in which the Indemnifying Party is not a named defendant, if either the Indemnitee or Indemnifying Party shall so request, each Party shall, and shall cause the other members of its Group to, use commercially reasonable efforts to substitute the Indemnifying Party for the named defendant, if reasonably practicable and advisable under the circumstances. If such substitution or addition cannot be achieved for any reason or is not requested, management of the Proceeding shall be determined as set forth in this Article V.

Section 5.7             Indemnification Payments. Indemnification required by this Article V shall be made by periodic payments of the amount of Indemnifiable Loss in a timely fashion during the course of the investigation or defense, as and when bills are received or an Indemnifiable Loss or Liability is incurred. The applicable Indemnitee shall deliver to the Indemnifying Party, upon request, reasonable documentation setting forth the basis for the amount of such payments, including documentation with respect to calculations made and consideration of any Insurance Proceeds or Third Party Proceeds that actually reduce the amount of such Indemnifiable Losses; provided, that the delivery of such documentation shall not be a condition to the payments described in the first sentence of this Section 5.7, but the failure to deliver such documentation may be the basis for the Indemnifying Party to contest whether the applicable Indemnifiable Loss or Liability was incurred by the applicable Indemnitee.

Section 5.8             Indemnification Obligations Net of Insurance Proceeds and Other Amounts.

(a)            Any Indemnifiable Loss subject to indemnification pursuant to this Article V, shall be calculated (i) net of Insurance Proceeds that actually reduce the amount of the Indemnifiable Loss, and (ii) net of any proceeds received by the Indemnitee from any Third Party (net of any deductible, retention amount or increased insurance premiums incurred by the Indemnifying Party in obtaining such recovery) for such Liability that actually reduce the amount of the Indemnifiable Loss (“Third Party Proceeds”). Accordingly, the amount which any Indemnifying Party is required to pay pursuant to this Article V to any Indemnitee pursuant to this Article V shall be reduced by any Insurance Proceeds or Third Party Proceeds actually recovered by or on behalf of the Indemnitee in respect of the related Indemnifiable Loss. If an Indemnitee receives a payment required by this Agreement from an Indemnifying Party in respect of any Indemnifiable Loss (an “Indemnity Payment”) and subsequently receives Insurance Proceeds or Third Party Proceeds, then the Indemnitee shall pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds or Third Party Proceeds had been received, realized or recovered before the Indemnity Payment was made.

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(b)           The Parties hereby agree that an insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto and, solely by virtue of the indemnification provisions hereof, shall not have any subrogation rights with respect thereto, and that no insurer or any other Third Party shall be entitled to a “windfall” (e.g., a benefit it would not otherwise be entitled to receive, or the reduction or elimination of an insurance coverage obligation that it would otherwise have, in the absence of the indemnification or release provisions) by virtue of any provision contained in this Agreement. Each Party shall, and shall cause the members of its Group to, use commercially reasonable efforts (taking into account the probability of success on the merits and the cost of expending such efforts, including attorneys’ fees and expenses) to seek to collect or recover any Insurance Proceeds and any Third Party Proceeds to which the Indemnitee is entitled in connection with any Indemnifiable Loss for which the Indemnitee seeks indemnification pursuant to this Article V; provided, that the Indemnitee shall not be required to proceed against any key customer, key supplier or other significant commercial counterparty of such Indemnitee’s Business or the business of its Affiliates if, in the reasonable and good faith determination of the Indemnitee, pursuing to collect or recover from such Person would have a material adverse impact on the Indemnitee or its Affiliate’s relationship with such Person; provided further, that the Indemnitee’s inability, following such efforts, to collect or recover any such Insurance Proceeds or Third Party Proceeds (despite having used commercially reasonable efforts) shall not limit or delay the Indemnifying Party’s obligations hereunder. Notwithstanding the foregoing, an Indemnifying Party may not delay making any indemnification payment or otherwise satisfying any indemnification obligation, pending the outcome of any Proceeding to collect or recover Insurance Proceeds.

Section 5.9             Ancillary Agreements. Notwithstanding anything in this Agreement to the contrary, to the extent any Ancillary Agreement contains any specific, express indemnification obligation or contribution obligation relating to any asset or Liability contributed, assumed, retained, transferred, delivered or conveyed pursuant to such Ancillary Agreement, or relating to any other specific matter, the indemnification obligations contained herein shall not apply to such asset or Liability, or such other specific matter, and instead the indemnification and/or contribution obligations set forth in such Ancillary Agreement shall govern with regard to such asset or Liability or any such other specific matter.

Section 5.10           Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement (including this Article V) or any Ancillary Agreement, neither Group shall be liable to the other Group or its Indemnitees for, and “Indemnifiable Losses” shall not include any (a) amounts for any incidental, indirect or consequential damages or other speculative form of damages (including loss of profits or revenue), or (b) punitive, treble, special, or exemplary damages, except, in the case of each of clauses (a) and (b), to the extent actually required to be paid to a Person who is not a member of either Group pursuant to a Third Party Claim that has been resolved by (i) a settlement entered into in accordance with this Agreement and any applicable Ancillary Agreement, or (ii) a judicial decision, arbitral award or binding order of a Governmental Entity with competent jurisdiction (in each case without possibility of appeal or where the time for appeal has expired).

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Section 5.11           No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

Section 5.12           Additional Matters; Survival of Indemnities.

(a)            The indemnity agreements contained in this Article V shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee, (ii) the knowledge by the Indemnitee of Indemnifiable Losses for which it might be entitled to indemnification hereunder, and (iii) any termination of this Agreement. The indemnity agreements contained in this Article V shall survive the Spinco Distribution.

(b)           The rights and obligations of RMT Partner, any member of the Remainco Group or any member of the Spinco Group, in each case, under this Article V, shall survive the sale or other Transfer by any Party or its respective Subsidiaries of any assets or businesses or the assignment by it of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such assets, businesses or Liabilities.

Article VI

CONFIDENTIALITY; ACCESS TO INFORMATION

Section 6.1             Preservation of Corporate Records.

(a)            Except to the extent otherwise contemplated by any Ancillary Agreement, a Party providing (or causing to be provided) Records or access to Information to another Party under this Article VI shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses (which shall not include the costs of salaries and benefits of employees of such Party (or its Group or any of its or their respective then-Affiliates) or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the foregoing), as are reasonably incurred in providing such Records or access to Information.

(b)            Except as otherwise required or agreed to in writing, or as otherwise provided in any Ancillary Agreement, with regard to any Information referenced in Section 6.2, each Party shall, and shall cause the other members of its Group (and any of their successors and assigns) to, use commercially reasonable efforts, at such Party’s sole cost and expense, to retain, until the latest of, as applicable, (i) the date on which such Information is no longer required to be retained pursuant to the policies or ordinary course practices of Remainco in effect on the Spinco Distribution Date and communicated to RMT Partner at least thirty (30) days prior to the Spinco Distribution, (ii) the date on which such Information is no longer required to be retained pursuant to any “litigation hold” issued by Remainco or any of its Subsidiaries prior to the Spinco Distribution and communicated to RMT Partner at least thirty (30) days prior to the Spinco Distribution, (iii) the concluding date of any period as may be required by any applicable Law, (iv) with respect to any pending or threatened Proceeding arising after the Spinco Distribution, to the extent that any member of the Group in possession of such Information has been notified in writing pursuant to a “litigation hold” by any Party of such pending or threatened Proceeding, the concluding date of any such “litigation hold,” and (v) the concluding date of any period during which the destruction of such Information would reasonably be expected to interfere with a pending or threatened investigation by a Governmental Entity which is known to any member of the Group in possession of such Information at the time any retention obligation with regard to such Information would otherwise expire. The Parties agree that upon reasonable written request from the applicable other Party that certain Information relating to the Remainco Business, the Spinco Business or the transactions contemplated hereby be retained in connection with a Proceeding, each Party shall, and shall cause the other members of its Group (and any of their respective then-Affiliates) to use commercially reasonable efforts (at the requesting Party’s sole cost and expense) to preserve and not to destroy or dispose of such Information without the consent (such consent not to be unreasonably withheld, conditioned or delayed) of the requesting Party (for the avoidance of doubt, reasonable efforts shall include issuing a “litigation hold”).

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(c)            The Parties intend, and acknowledge that each of their Subsidiaries and members of its respective Group intends, that any Transfer of Information that would otherwise be within the attorney-client or attorney work product privileges shall not operate as a waiver of any potentially applicable Privilege.

Section 6.2             Provision of Corporate Records. Other than in circumstances in which indemnification is sought pursuant to Article V (in which event the provisions of such Article V will govern) or for matters related to the provision of Tax Records (in which event the Tax Matters Agreement will govern) or for matters related to the separation of Information (which shall be governed by Section 4.2) and without limiting the applicable provisions of Article IV, and subject to appropriate restrictions for Privileged Information or Confidential Information:

(a)            After the Spinco Distribution Date and until the date on which Spinco is no longer required to retain, or cause to be retained, the Information requested pursuant to this Section 6.2(a) in accordance with Spinco’s obligations under Section 6.1(b), and subject to compliance with the terms of the Ancillary Agreements, upon the prior written reasonable request by, and at the expense of, Remainco for Information (i) which relates to the Remainco Group or the conduct of the Remainco Business, as the case may be, up to the Spinco Distribution Date, Spinco shall, and shall cause the other members of the Group (and each of its and their respective then-Affiliates) to, provide, as soon as reasonably practicable following the receipt of such request, Remainco, and its designated representatives reasonable access during normal business hours to the written or electronic documentary Information or appropriate copies of such Information (or the originals thereof if Remainco has a reasonable need for such originals) in the possession or control of any member of the Spinco Group, but only to the extent such items (or copies thereof) relate to the Remainco Group or the conduct of the Remainco Business in accordance with this clause (i) and are not already in the possession or control of Remainco (or any member of its Group); provided, that, in the event that Spinco reasonably determines that any such access or the provision of any such Information would violate any Law (including any Data Protection Law) or Contract with a Third Party or would reasonably result in the waiver of any Privilege (unless the Privilege with respect to any such Privileged Information is solely related (other than in any de minimis respect) to Sole Benefit Services of the requesting Party), Spinco shall not be obligated to, and shall not be obligated to cause the other members of the Spinco Group (and each of its and their respective then-Affiliates) to, provide such Information requested by Remainco; provided, however, in the event access or the provision of any such Information would reasonably be expected to be materially commercially detrimental or violate a Contract with a Third Party, Spinco shall, and shall cause the other members of the Spinco Group (and any of its or their then-Affiliates) to, use commercially reasonable efforts to seek to mitigate any such harm or consequence of, or to obtain the Consent of such Third Party to, the disclosure of such Information, or (ii) that (A) is required by any member of the Remainco Group with regard to reasonable compliance with reporting, disclosure, filing or other requirements imposed on Remainco (including under applicable securities Laws) by a Governmental Entity having jurisdiction over Remainco, (B) is required by Remainco in connection with the production of any financial statements produced in connection with any acquisition or disposition involving Remainco, or (C) is for use in any other judicial, regulatory, administrative or other Proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, Proceeding or other similar requirements, as applicable, Spinco shall, and shall cause the other members of the Spinco Group (and each of its and their respective then-Affiliates) to, provide, as soon as reasonably practicable following the receipt of such request, Remainco and its respective designated representatives reasonable access during normal business hours to the Information or appropriate copies of such written or electronic documentary Information (or the originals thereof if the applicable member of the Remainco Group has a reasonable need for such originals) in the possession or control of Spinco or any other member of the Spinco Group (or any of its or their respective then-Affiliates), but only to the extent such items are of the type set forth in clauses (ii)(A), (B) or (C) and are not already in the possession or control of Remainco (or another member of its Group, or any of their respective then-Affiliates); provided, that, to the extent any original documentary Information with regard to the Spinco Business is delivered to Remainco pursuant to this Agreement or the Ancillary Agreements, Remainco shall, at its own expense, return such Information to Spinco within a reasonable time after the need to retain such originals has ceased; provided further, that, in the event that Spinco reasonably determines that any such access or the provision of any such Information (including Information requested under Section 4.1 or Section 4.2(b)) would violate any Law (including any Data Protection Law), Contract with a Third Party or policies or would reasonably be expected to result in the waiver of any attorney-client privilege, the work product doctrine or other applicable Privilege (unless the application of such privilege, doctrine or Privilege with respect to such matter is solely related (other than in any de minimis respect) to the assets, Business and/or Liabilities of the requesting Party), Spinco shall not be obligated to provide such Information requested by Remainco, provided further, that in the event access or the provision of any such Information would violate a Contract with a Third Party, Spinco shall, and shall cause the other members of the Spinco Group (and any of its or their respective then-Affiliates) to, use commercially reasonable efforts to seek to obtain the Consent of such Third Party to the disclosure of such Information.

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(b)           After the Spinco Distribution Date and until the date on which Remainco is no longer required to retain, or cause to be retained, the Information requested pursuant to this Section 6.2(b) in accordance with Spinco’s obligations under Section 6.1(b), and subject to compliance with the terms of the Ancillary Agreements, upon the prior written reasonable request by, and at the expense of, Spinco for Information (i) which relates to the Spinco Group or the conduct of the Spinco Business up to the Spinco Distribution Date, Remainco shall, and shall cause the other members of the Remainco Group (and each of its and their respective then-Affiliates) to, provide, as soon as reasonably practicable following the receipt of such request, Spinco and its designated representatives reasonable access during normal business hours to the written or electronic documentary Information or appropriate copies of such Information (or the originals thereof if the Party making the request has a reasonable need for such originals) in the possession or control of any member of the Remainco Group, but only to the extent such items (or copies thereof) constitute an asset of the Spinco Group or relate to the Spinco Group or the conduct of the Spinco Business and are not already in the possession or control of Spinco (or any member of its Group); provided, that, to the extent any original documentary Information is delivered to Spinco pursuant to this Agreement or the Ancillary Agreements, Spinco shall, and shall cause the other members of its Group (and its respective then-Affiliates) to, at its own expense, return them to Remainco within a reasonable time after the need to retain such originals has ceased; provided further, that, in the event that Remainco reasonably determines that any such access or the provision of any such Information (including Information requested under Section 4.1 or Section 4.2(d)) would reasonably be expected to be materially commercially detrimental to Remainco or any member of the Remainco Group or would violate any Law (including any Data Protection Law), Contract with a Third Party or policies or would reasonably result in the waiver of any Privilege (unless the Privilege with respect to any such Privileged Information is solely related (other than in any de minimis respect) to Sole Benefit Services of Spinco), Remainco shall not be obligated to, and shall not be obligated to cause the other members of the Remainco Group (and each of its and their respective then-Affiliates) to, provide such Information requested by Spinco, and in the event access or the provision of any such Information would reasonably be expected to be materially commercially detrimental or violate a Contract with a Third Party, Remainco shall, and shall cause the other members of the Remainco Group (and any of its or their then-Affiliates) to, use commercially reasonable efforts to seek to mitigate any such harm or consequence of, or to obtain the Consent of such Third Party to, the disclosure of such Information, or (ii) that (A) is required by any member of the Spinco Group with regard to reasonable compliance with reporting, disclosure, filing or other requirements imposed on such Person (including under applicable securities Laws) by a Governmental Entity having jurisdiction over such Person, or (B) is for use in any other judicial, regulatory, administrative or other Proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, Proceeding or other similar requirements, as applicable, Remainco shall, and shall cause the other members of the Remainco Group (and each of its and their respective then-Affiliates) to, provide, as soon as reasonably practicable following the receipt of such request, Spinco and its respective designated representatives reasonable access during normal business hours to the Information or appropriate copies of such written or electronic documentary Information (or the originals thereof if the applicable member of the Spinco Group has a reasonable need for such originals) in the possession or control of Remainco or any other member of the Remainco Group (or any of its or their respective then-Affiliates), but only to the extent such items are of the type set forth in clauses (ii)(A) or (B) and are not already in the possession or control of Spinco (or another member of its Group, or any of their respective then-Affiliates); provided, that, to the extent any original documentary Information is delivered to Spinco pursuant to this Agreement or the Ancillary Agreements, Spinco shall, at its own expense, return such Information to Remainco within a reasonable time after the need to retain such originals has ceased; provided further, that, in the event that Remainco reasonably determines that any such access or the provision of any such Information (including Information requested under Section 4.1) would violate any Law (including any Data Protection Law) or Contract with a Third Party or would reasonably be expected to result in the waiver of any attorney-client privilege, the work product doctrine or other applicable Privilege (unless the application of such privilege, doctrine or Privilege with respect to such matter is solely related (other than in any de minimis respect) to the assets, Business and/or Liabilities of Spinco), Remainco shall not be obligated to provide such Information requested by Spinco, provided further, that in the event access or the provision of any such Information would violate a Contract with a Third Party, Remainco shall, and shall cause the other members of the Remainco Group (and any of its or their respective then-Affiliates) to, use commercially reasonable efforts to seek to obtain the Consent of such Third Party to the disclosure of such Information.

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(c)            Any Information provided by or on behalf of or made available by or on behalf of any Party (or any other member of any Group) pursuant to this Article VI shall be on an “as is,” “where is” basis and no Party (or any member of any Group) is making any representation or warranty with respect to such Information or the completeness thereof.

(d)            Each of Remainco and Spinco shall, and shall cause each other member of its Group to, inform its and their respective officers, employees, agents, consultants, advisors, authorized accountants, counsel and other designated representatives who have or have access to the Confidential Information or other Information of any member of any other Group provided pursuant to Section 4.1 or this Article VI of their obligation to hold such Information confidential in accordance with the provisions of this Agreement.

Section 6.3             Disposition of Information.

(a)            Each Party, on behalf of itself and each other member of its Group, acknowledges that Information in its or in a member of its Group’s possession, custody or control as of the Spinco Distribution may include Information owned by another Party or a member of another Party’s Group and not related to (i) it or its Business, or (ii) any Ancillary Agreement to which it or any member of its Group is a Party.

(b)            Notwithstanding such possession, custody or control, such Information shall remain the property of such other Party or member of such other Party’s Group. Each Party agrees, on behalf of itself and each other member of its Group, subject to legal holds and other legal requirements and obligations, (i) that any such Information is to be treated as Confidential Information of the Party or Parties to which it relates, and (ii) subject to Section 6.1, to use commercially reasonable efforts to within a reasonable time (A) purge such Information from its databases, files and other systems and not retain any copy of such Information (including, if applicable, by transferring such Information to the Party to which such Information belongs), or (B) if such purging is not practicable, to encrypt or otherwise make unreadable or inaccessible such Information.

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Section 6.4             Witness Services; Access to Personnel. At all times from and after the Spinco Distribution Date, each of Spinco and Remainco shall use its commercially reasonable efforts to make available to the other Party, upon reasonable written request, its and any member of its Group’s officers, directors, employees and agents (taking into account the business demands of such individuals) as witnesses (in the presence of counsel for such officer, director, employee or agent, if any, and, if requested by the providing Group, counsel or other representatives designated by the providing Group) to the extent that (a) such Persons may reasonably be required to testify, or the testimony of such Persons would reasonably be expected to be relevant to the requesting Party (or any member of its Group), in connection with the prosecution or defense of any Proceeding in which the requesting Party may from time to time be involved, and (b) there is no conflict in the Proceeding between the requesting Party (or any member of its Group) and the requested Party (or any member of its Group). A Party providing, or causing to be provided, a witness to another Party (or member of such other Party’s Group) under this Section 6.4 shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for all reasonable out-of-pocket costs and expenses incurred by such Party or a member of its Group in connection therewith (which shall not include the costs of salaries and benefits of employees who are witnesses or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service as witnesses), as may be properly paid under applicable Law.

Section 6.5             Reimbursement; Other Matters. Except to the extent otherwise contemplated by this Agreement or any Ancillary Agreement, a Party (or a member of such Party’s Group) providing, or causing to be provided, Information or access to Information to another Party (or a member of such Party’s Group) under this Article VI shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses (which shall not include the costs of salaries and benefits of employees of such Party or any other member of its Group or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the foregoing), as may be reasonably incurred in providing such Information or access to such Information.

Section 6.6             Confidentiality; Non-Use.

(a)           Notwithstanding any termination of this Agreement, each Party shall, and shall cause each of the other members of its Group to, hold, and cause each of their respective officers, employees, agents, consultants and advisors to hold, in strict confidence, at a standard of care no less than that used for its own Confidential Information (and in any event no less than a reasonable standard of care), and not to disclose or release or except as otherwise permitted by this Agreement, use, without the prior written consent of each Party to whom (or to whose Group) the Confidential Information relates (which may be withheld in each such Party’s sole and absolute discretion), any and all Confidential Information concerning or belonging to another Party or any member of its Group; provided, that each Party may disclose, or may permit disclosure of, such Confidential Information (i) to its (or any member of its Group’s) respective auditors, attorneys, financial advisors, bankers and other appropriate employees, consultants and advisors who have a need to know such Confidential Information for auditing and other purposes and are informed of the confidentiality and non-use obligations to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, the applicable Party will be responsible, (ii) if any Party or any member of its Group is required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule, (iii) to the extent required in connection with any Proceeding by one Party (or a member of its Group) against any other Party (or member of such other Party’s Group) or in respect of claims by one Party (or member of its Group) against the other Party (or member of such other Party’s Group) brought in a Proceeding, (iv) to the extent necessary in order to permit a Party (or member of its Group) to prepare and disclose its financial statements in connection with any regulatory filings or Tax Returns, (v) to the extent necessary for a Party (or member of its Group) to enforce its rights or perform its obligations under this Agreement or any Ancillary Agreement, (vi) to Governmental Entities in accordance with applicable procurement regulations and contract requirements, or (vii) to other Persons in connection with their evaluation of, and negotiating and consummating, a potential strategic transaction, to the extent reasonably necessary in connection therewith, provided an appropriate and customary confidentiality agreement has been entered into with the Person receiving such Confidential Information. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made by a Third Party that relates to clause (ii), (iii), (v) or (vi) above, each Party, as applicable, shall promptly notify (to the extent permissible by Law) the Party to whom (or to whose Group) the Confidential Information relates of the existence of such request, demand or disclosure requirement and shall provide such Party (and/or any applicable member of its Group) a reasonable opportunity to seek, at its expense, an appropriate protective order or other remedy, which such Parties shall, and shall cause the other members of their respective Group to, cooperate in obtaining to the extent reasonably practicable. In the event that such appropriate protective order or other remedy is not obtained, the Party who is (or whose Group’s member is) required to make such disclosure shall or shall cause the applicable member of its Group to furnish (at the expense of the Party seeking to limit such request, demand or disclosure requirement), or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded to such Confidential Information (at the expense of the Party seeking (or whose Group’s member is seeking) to limit such request, demand or disclosure requirement).

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(b)           Notwithstanding anything to the contrary set forth herein, (i) a Party shall be deemed to have satisfied its obligations hereunder with respect to Confidential Information if it exercises, and causes the other members of its Group to exercise, at least the same degree of care (but no less than a commercially reasonable degree of care) as such Party takes to preserve confidentiality for its own similar Information, and (ii) confidentiality obligations provided for in any agreement between each Party or another member of its Group and its or their respective past and/or present employees as of the Spinco Distribution Date shall remain in full force and effect. Notwithstanding anything to the contrary set forth herein, Confidential Information of any Party (or another member of its Group) rightfully in the possession of and used by any other Party (or another member of its Group) in the operation of its Business as of the Spinco Distribution Date may continue to be used by such Party (and/or the applicable members of its Group) in possession of such Confidential Information in and only in the operation of the Remainco Business or Spinco Business, as the case may be; provided, that, such Confidential Information may only be used by such Party and/or the applicable members of its Group and its and their respective officers, employees, agents, consultants and advisors in the specific manner and for the specific purposes for which it is used as of the date of this Agreement and may only be shared with additional officers, employees, agents, consultants and advisors of such Party (or Group member) on a need-to-know basis exclusively with regard to such specified use and may be used only so long as the Confidential Information is maintained in confidence and not disclosed in violation of Section 6.6(a), except that such Confidential Information may be disclosed to third parties other than those listed in Section 6.6(a), provided, that such disclosure to such other Third Parties and any associated use of such Information must be pursuant to a written agreement containing confidentiality obligations at least as protective of the Parties’ rights to such Confidential Information as those contained in this Agreement. Such continued right to use may not be transferred (directly or indirectly) to any Third Party without the prior written consent (not to be unreasonably withheld, conditioned or delayed) of the applicable Party, except pursuant to Section 9.15.

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(c)            Each of Spinco and Remainco acknowledges, on behalf of itself and each other member of its Group, that it and the other members of its Group may have in their possession confidential or proprietary Information of Third Parties that was received under confidentiality or non-disclosure agreements or policies with each such Third Party while such Party and/or members of its Group were Subsidiaries of Remainco. Each of Spinco and Remainco shall, and shall cause the other members of its Group to, hold and cause its and their respective representatives, officers, employees, agents, consultants and advisors (or potential buyers) to hold, in strict confidence the confidential and proprietary Information of Third Parties to which they or any other member of their respective Groups has access, in accordance with the terms of any policies or agreements entered into prior to the Spinco Distribution Date between one or more members of the Spinco Group and/or Remainco Group (whether acting through, on behalf of, or in connection with, the separated Businesses) and such Third Parties.

(d)            For the avoidance of doubt and notwithstanding any other provision of this Section 6.6, the disclosure and sharing of Privileged Information shall be governed solely by Section 6.7. For clarity, to the extent that any Contract or policy to which a Party is bound or its Confidential Information is subject provides that certain Confidential Information shall be maintained confidential on a basis that is more protective of such Confidential Information or for a longer period of time than provided for in this Section 6.6, then the applicable provisions contained in such Contract or policy shall control with respect thereto.

Section 6.7             Privileged Matters.

(a)            Pre-Distribution Services. The Parties recognize that legal and other professional services that have been and will be provided prior to the Spinco Distribution have been and will be rendered either for (i) the collective benefit of each of the members of the Spinco Group and Remainco Group (“Collective Benefit Services”), or (ii) the sole benefit of (A) Spinco (or a member of Spinco’s Group) in the case of legal and other professional services provided solely in respect of the Spinco Business, or (B) Remainco (or a member of Remainco Group) in the case of legal and other professional services provided solely in respect of the Remainco Business, as the case may be (“Sole Benefit Services”). For the purposes of asserting all privileges, immunities or other protections from disclosure which may be asserted under applicable Law, including attorney-client privilege, business strategy privilege, joint defense privilege, common interest privilege, and protection under the work-product doctrine (“Privilege”), (1) each of the members of the Spinco Group and Remainco Group shall be deemed to be the client with respect to Collective Benefit Services, and (2) Spinco or Remainco (or the applicable member of such Party’s Group), as the case may be, shall be deemed to be the client with respect to Sole Benefit Services. With respect to all Information subject to Privilege (“Privileged Information”), (y) the Parties shall have a shared Privilege for Privileged Information to the extent relating to Collective Benefit Services, and (z) Spinco or Remainco (or the applicable member of such Party’s Group), as the case may be, shall have Privilege for Privileged Information to the extent relating to Sole Benefit Services and shall control the assertion or waiver of such Privilege. For the avoidance of doubt, Privileged Information includes, but is not limited to, services rendered by legal counsel retained or employed by any Party (or any member of such Party’s respective Group), including outside counsel and in-house counsel.

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(b)            Post-Distribution Services. Each Party, on behalf of itself and each other member of its Group, acknowledges that legal and other professional services will be provided following the Spinco Distribution Date which will be rendered solely for the benefit of Spinco (or a member of its Group), or Remainco (or a member of its Group), as the case may be, while other such post-Spinco Distribution services following the Spinco Distribution Date may be rendered with respect to claims, Proceedings, litigation, disputes, or other matters which involve members of both the Remainco Group and the Spinco Group. With respect to such post-Spinco Distribution services and related Privileged Information, each of the Parties, on behalf of itself and each other member of its Group, agrees as follows:

(i)        Spinco shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Spinco Business, whether or not the Privileged Information is in the possession of or under the control of any member of the Spinco Group or Remainco Group; and

(ii)       Remainco shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Remainco Business, whether or not the Privileged Information is in the possession of or under the control of any member of the Spinco Group or Remainco Group.

(c)            Each Party, on behalf of itself and each other member of its Group, agrees as follows in this Section 6.7(c) regarding all Privileges (x) not allocated pursuant to the terms of Section 6.7(a) or Section 6.7(b), and (y) Privileged Information to the extent relating to Collective Benefit Services with respect to which, in each case, the Parties shall have a shared Privilege. All Privileges relating to any Proceedings which involve a member of each Group in respect of which members of both the Remainco Group and the Spinco Group retains any responsibility or Liability under this Agreement, shall be subject to a shared Privilege among them.

(i)        Subject to Sections 6.7(c)(ii) and 6.7(c)(iv), no Party (or any member of its Group) may waive, nor allege or purport to waive, any Privilege which could be asserted under any applicable Law, and in which any other Party (or member of its Group) has a shared Privilege, without the consent of such other Party, which shall not be unreasonably withheld, conditioned or delayed. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after written notice upon the other Party requesting such consent.

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(ii)       In the event of any Proceeding or Dispute solely between or among the Parties, or any members of their respective Groups, either Party may waive a Privilege in which the other Party or member of such Party’s Group has a shared Privilege, without obtaining the consent of such other Party; provided, that such waiver of a shared Privilege shall be effective only as to the use of Information with respect to the Proceeding or Dispute between or among the Parties and/or the applicable members of their respective Groups, and shall not operate as a waiver of the shared Privilege with respect to Third Parties.

(iii)      In the event of any Proceeding or Dispute involving a Third Party, if a Dispute arises between or among the Parties (or members of their respective Groups) regarding whether a Privilege should be waived to protect or advance the interest of any Party or its Group, each Party agrees that it shall, and shall cause each other member of its Group to, negotiate in good faith, use commercially reasonable efforts to minimize any prejudice to the rights of the other Party (or members of its respective Group), and shall not, and shall cause each other member of its Group not to, unreasonably withhold consent to any request for waiver by the other Party. Each Party specifically agrees that it shall not, and shall cause each other member of its Group not to, withhold consent to waiver for any purpose except to protect its (or its Group’s) own legitimate interests.

(iv)      If, within fifteen (15) days of receipt by the requesting Party of a written objection pursuant to Section 6.7(c)(i), the Parties have not succeeded in resolving in writing any Dispute regarding whether a Privilege should be waived, and the requesting Party determines that a Privilege should nonetheless be waived to protect or advance its interest, the requesting Party shall provide the objecting Party fifteen (15) days’ written notice prior to effecting such waiver. Each Party specifically agrees that failure within fifteen (15) days of receipt of such notice to commence Proceedings in accordance with Section 9.6 to enjoin such disclosure under applicable Law shall be deemed full and effective consent to such disclosure, and each Party agrees that any such Privilege shall not be waived by such Party (or any member of its Group) until the final determination of a Dispute in accordance with Section 7.2.

(v)       Upon receipt by any Party or any other member of its Group of any subpoena, discovery or other request which, upon a good faith reading, may reasonably be expected to result in the production or disclosure of Information subject to a shared Privilege or as to which the other Party has the sole right hereunder to assert a Privilege, or if any Party (or other member of its Group) obtains knowledge that any of its or any member of its Group’s current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which, upon a good faith reading, may reasonably be expected to result in the production or disclosure of such Privileged Information, such Party shall promptly notify the other Party of the existence of the request and shall provide the other Party (and the relevant members of its Group) a reasonable opportunity to review the Information and to assert any rights it may have under this Section 6.7 or otherwise to prevent, restrict or otherwise limit the production or disclosure of such Privileged Information.

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(d)           Notwithstanding the foregoing in this Section 6.7, the Parties acknowledge and agree that in any Proceeding or Dispute with respect to this Agreement, the Ancillary Agreements, the RMT Transaction Agreement, any other agreement related to the transactions contemplated hereby or thereby and the negotiations, structuring and transactions contemplated hereby and thereby, in each case, in which Remainco, on the one hand, is adverse to Spinco and/or RMT Partner, on the other hand: (i) any and all Privileged Information with respect to such matters belonging to or possessed by the Remainco Group or the Spinco Group prior to the Spinco Distribution shall be deemed to relate solely to the Remainco Business; (ii) any advice given by or communications with each of the parties constituting Remainco Counsel, to the extent it relates to this Agreement, the Ancillary Agreements, the RMT Transaction Agreement or any other Transaction Document, and/or negotiations, structuring and transactions contemplated hereby or thereby, shall not be a shared privilege and shall be deemed to relate solely to the Remainco Business; and (iii) any advice given or communications with in-house counsel of Remainco prior to the Spinco Distribution, to the extent it relates to this Agreement, the Ancillary Agreements, the RMT Transaction Agreement or any other Transaction Document, and/or the negotiations, structuring and transactions contemplated hereby or thereby, shall not be a shared privilege and shall be deemed to relate solely to the Remainco Business. In all other cases, Privileged Information with respect to clauses (i), (ii) and (iii) above shall be a shared privilege.

(e)            The transfer of all Information pursuant to this Agreement is made in reliance on the agreement of Spinco and Remainco as set forth in Sections 6.6 and 6.7, to maintain and cause to be maintained the confidentiality of Privileged Information and to assert and maintain, and cause to be asserted and maintained, all applicable Privileges, including, but not limited to, attorney-client or attorney work product privileges. The access to Information being granted pursuant to Sections 4.1, 5.4 and 6.2 hereof, the agreement to provide witnesses and individuals pursuant to Sections 4.1, 5.4 and 6.4 hereof, the furnishing of notices and documents and other cooperative efforts contemplated by Sections 4.1 and 6.4 hereof, and the transfer of Privileged Information between and among the Parties and the members of their respective Groups pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.

Section 6.8             Conflicts Waiver. Each of the Parties acknowledges, on behalf of itself and each other member of its Group, that Remainco has retained Bryan Cave Leighton Paisner LLP (“Remainco Counsel”) to act as its counsel in connection with this Agreement, the Ancillary Agreements, the RMT Transaction Agreement and the transactions contemplated hereby and thereby (the “Representation Matters”), and that Remainco Counsel has not acted as counsel for any other Person in connection with the Representation Matters and that no other party or Person has the status of a client of Remainco Counsel for conflict of interest or any other purposes as a result thereof. Spinco hereby agrees on behalf of itself and each member of its Group and RMT Partner on behalf of itself and its Subsidiaries and Affiliates that, in the event that a dispute arises between or among (a) any member of the Spinco Group, any Spinco Indemnitee, RMT Partner or any of their respective Affiliates, on the one hand, and (b) any member of the Remainco Group, any Remainco Indemnitee or any of their respective Affiliates, on the other hand, Remainco Counsel may represent any member of the Remainco Group, any Remainco Indemnitee or any of their respective Affiliates, in such dispute even though the interests of such Person may be directly adverse to any Person described in clause (a), and even though Remainco Counsel may have represented a Person described in clause (a), in a matter substantially related to such dispute, or may be handling ongoing matters for a Person described in clause (a), and Spinco hereby waives, on behalf of itself and each other Person described in clause (a), as applicable, any conflict of interest in connection with such representation by Remainco Counsel that arises as a result of its acting as counsel in connection with the Representation Matters. Each of Remainco and Spinco, on behalf of itself and each other member of its Group and RMT Partner, agrees to take, and to cause their respective then-Affiliates to take, all steps necessary to implement the intent of this Section 6.8. Each of Remainco and Spinco and each other member of its Group and RMT Partner, further agrees that Remainco Counsel and their respective partners and employees are Third Party beneficiaries of this Section 6.8.

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Section 6.9             Ownership of Information. Any Information owned by one Party or any member of its Group that is provided to a requesting Party pursuant to this Article VI shall be deemed to remain the property of the providing Party (or member of its Group). Unless expressly and specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights to any Party (or member of its Group) of license or otherwise in any such Information, whether by implication, estoppel or otherwise.

Section 6.10           Prior Contracts. Each of Remainco and Spinco, on behalf of itself and each member of its Group and their respective successors and assigns, acknowledges and agrees that, notwithstanding any Contract governing the use of Intellectual Property or Confidential Information entered into by an employee or contractor of such Party or its Group prior to the Spinco Distribution, to the extent such employee or contractor is working for or on behalf of another Party or a member of its Group after the Spinco Distribution, such employee or contractor shall not be deemed in breach of such Contract due to such employee or contractor using such Intellectual Property or Confidential Information in his or her capacity as an employee or contractor of such other Party (or member of such other Party’s Group), or disclosing such Intellectual Property or Confidential Information to another Party (or member of such Party’s Group) to the extent that this Agreement or an Ancillary Agreement grants a license to, or otherwise permits such other Party (or member of such Party’s Group) to use or have disclosed to it, such Intellectual Property or Confidential Information (and in the case of use by such employee or contractor, solely to the extent such use is permitted by such Party or member of such Party’s Group pursuant to the terms of this Agreement or such Ancillary Agreement).

Article VII

DISPUTE RESOLUTION

Section 7.1             Disputes. Except as otherwise set forth in Section 9.6 or specifically provided in an Ancillary Agreement, any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof (“Dispute”) which arises between the Parties shall be resolved according to the procedures set forth in this Article VII.

Section 7.2             Escalation; Mediation.

(a)            It is the intent of the Parties to use their respective commercially reasonable efforts to resolve expeditiously any Dispute that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, any Party involved in a Dispute may deliver a notice (an “Escalation Notice”) demanding a meeting involving representatives of the relevant Parties at a senior level of management of the relevant Parties to such Dispute (or if the relevant Parties to such Dispute agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the Chief Counsel or General Counsel, or like officer or official, of each Party involved in the Dispute (which copy shall state that it is an Escalation Notice pursuant to this Agreement). The proposed agenda, location or means of remote communication, requested senior level management participants and procedures proposed for such discussions or negotiations shall be set forth in the Escalation Notice; provided, however, that the Parties to the Dispute shall use their commercially reasonable efforts to meet (which meeting may be conducted telephonically) within fifteen (15) days of the Escalation Notice. Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential and privileged information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in any subsequent Proceeding between the Parties.

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(b)            If the senior executives are unable to resolve the Dispute within thirty (30) days from the Escalation Notice or one Party to the Dispute reasonably concludes that the other Parties to such Dispute are not willing to use commercially reasonable efforts to resolve expeditiously such Dispute, then such Party to the Dispute shall have the right to refer the Dispute to mediation by providing written notice to the other Parties to such Dispute, and then the Parties to the Dispute shall refer the Dispute to a mediator appointed pursuant to the mediation rules of the American Arbitration Association. Each Party to such Dispute will share the administrative costs of the mediation and the mediator’s fees and expenses equally, and each Party to such Dispute shall bear all of its other costs and expenses related to the mediation, including attorney’s fees, witness fees, and travel expenses. The mediation shall take place in New York City unless the Parties to such Dispute mutually agree to select an alternative forum.

(c)            If the Parties to such Dispute cannot resolve the Dispute through mediation within forty-five (45) days of the appointment of the mediator (or the earlier withdrawal thereof), each Party to such Dispute shall be entitled to seek relief in a court of competent jurisdiction pursuant to Section 9.5.

Section 7.3             Continuity of Service and Performance. Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article VII with respect to all matters not specifically subject to such dispute resolution.

Article VIII

INSURANCE

Section 8.1             Insurance Matters.

(a)            From and after the Spinco Distribution, the Spinco Group and the Spinco Business shall cease to be insured by Remainco and its Subsidiaries’ (other than members of the Spinco Group) Insurance Policies. Remainco shall retain all rights to control its Insurance Policies, including the right to exhaust, settle, release, commute, buy back or otherwise resolve disputes with respect to any of its Insurance Policies notwithstanding whether any such Insurance Policies apply to any Liabilities of any member of the Spinco Group. Following the date of this Agreement, each of Remainco and Spinco shall use commercially reasonable efforts to cooperate to identify all Insurance Policies (and related claims and compliance processes) in place for the benefit of the Spinco Business as of the date of this Agreement, and those which may be in place following the Closing. Spinco shall be responsible for securing all Insurance Policies that it considers appropriate for the Spinco Business and the operation thereof by the Spinco Group following the Spinco Distribution. Spinco agrees to arrange for its own Insurance Policies with respect to the Spinco Business and the Spinco Group. Following the date of this Agreement and prior to the Initial Spin, Remainco shall reasonably cooperate with RMT Partner, at RMT Partner’s request, to facilitate Spinco putting in place Insurance Policies in respect of the Spinco Business following the Spinco Distribution. Spinco agrees, on behalf of itself and each member of the Spinco Group, from and after the Spinco Distribution, not to seek through any means to benefit from and not to assert any right, claim or interest in, to or under, any Insurance Policies of any member of the Remainco Group, except as permitted under Section 8.1(b).

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(b)           For any claim asserted against any member of the Spinco Group after the Spinco Distribution arising out of an occurrence taking place prior to the Spinco Distribution (“Post-Closing Claims”), each member of the Spinco Group may access coverage under any occurrence-based Insurance Policies of the Remainco Group in place prior to the Spinco Distribution under which any member of the Spinco Group is insured (the “Pre-Closing Occurrence-Based Policies”), to the extent such insurance coverage exists and provides coverage, without cost to the Remainco Group, for such Post-Closing Claim. The Remainco Group shall reasonably cooperate with the applicable member or members of the Spinco Group in connection with the tendering of such claims; provided, however, that: (i) the applicable member or members of the Spinco Group shall promptly notify Remainco of all such Post-Closing Claims; and (ii) the applicable member or members of the Spinco Group shall be responsible for the satisfaction or payment of any applicable retention, deductible or retrospective premium with respect to any Post-Closing Claim and shall reimburse to the Remainco Group all reasonable out-of-pocket costs and expenses incurred in connection with such claims. In the event that a Post-Closing Claim relates to the same occurrence for which any member of the Remainco Group is seeking coverage under Pre-Closing Occurrence-Based Policies, (A) where the limits under an applicable Pre-Closing Occurrence-Based Policy are not sufficient to fund all covered claims of the applicable member or members of the Spinco Group and the Remainco Group, amounts due under such a Pre-Closing Occurrence-Based Policy shall be paid to the respective Persons in proportion to the amounts that otherwise would be due were the limits of liability infinite, and (B) any applicable retention or deductible amounts shall be allocated among the Parties in the same proportion.

(c)            For the avoidance of doubt, (i) any Liabilities involving or related to Post-Closing Claims that are in excess of insurance coverage therefor (net of any retention amounts, recovery costs, retrospective premium, increases in premium and related deductible payable in connection therewith) under applicable Insurance Policies shall not be by virtue of this Section 8.1 the responsibility of any member of the Remainco Group, and (ii) any amounts paid by an insurer and/or received by any member of the Spinco Group pursuant to this Section 8.1 shall not constitute indemnifiable Liabilities under Article V, and no member of the Spinco Group shall have any right to indemnification under Article V with respect to any such amounts.

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Article IX

MISCELLANEOUS

Section 9.1             Survival. Except as otherwise contemplated by this Agreement or any Ancillary Agreement, all covenants and agreements of the Parties contained in this Agreement and each Ancillary Agreement shall survive the Spinco Distribution and remain in full force and effect in accordance with their applicable terms.

Section 9.2             Ancillary Agreements. Except as expressly set forth herein, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

Section 9.3             Modification or Amendment; Waiver.

(a)            This Agreement may not be modified or amended except by an agreement in writing specifically designated as an amendment hereto signed by each of the Parties. Any provision of this Agreement may be waived, if and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective; provided, that prior to the First Effective Time, Spinco shall not waive any provision of this Agreement without the prior written consent of RMT Partner.

(b)            No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 9.4             Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 9.5             Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a)            THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OR ANY OTHER JURISDICTION) TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

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(b)           Each of the Parties agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated hereby exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any Proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 9.7 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof, and (E) it shall not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) of this Section 9.5(b) or that any order issued by the Chosen Courts may not be enforced in or by the Chosen Courts. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence any Proceeding or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 9.5(b).

(c)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.5(c).

Section 9.6             Specific Performance. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the transactions are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement or the Ancillary Agreements are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which monetary damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and the terms of the Ancillary Agreements and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement and the Ancillary Agreements without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement or the Ancillary Agreements, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.

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Section 9.7             Notice. All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more Parties to one or more of the other Parties, as the case may be, shall be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, or (c) sent by email; provided, that the email transmission is promptly confirmed by telephone or in writing by the recipient thereof (excluding out-of-office replies or other automatically generated responses). Such communications shall be sent to the respective Party at the following street addresses or email addresses or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 9.7:

If to Remainco or, prior to the Spinco Distribution, Spinco:

Berry Global Group, Inc.

101 Oakley Street

Evansville, Indiana 47710

Attention:	Jason K. Greene
Email:	jasongreene@berryglobal.com

with a copy (which shall not constitute notice) to:

Bryan Cave Leighton Paisner LLP

One Atlantic Center, Fourteenth Floor

1201 West Peachtree Street, NW

Atlanta, Georgia 30309

Attention:	Louis C. Spelios
Email:	louis.spelios@bclplaw.com

If to RMT Partner, or following the Spinco Distribution, to Spinco:

Glatfelter Corporation

4350 Congress Street

Suite 600

Charlotte, NC 28209

Attention:	Jill L. Urey

Email:	jill.urey@glatfelter.com

with copies (which shall not constitute notice) to:

King & Spalding LLP

1100 Louisiana St., Suite 4100

Houston, TX 77002

Attention:	Jonathan Newton

Rob Leclerc

Email:	jnewton@kslaw.com

Rleclerc@KSLAW.com

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Section 9.8             Entire Agreement. This Agreement (including the schedules, exhibits and annexes hereto) and the Transaction Documents (including the schedules, exhibits and annexes thereto) constitute the entire agreement among the Parties with respect to the subject matter hereof and subject matter of the Ancillary Agreements and supersede all prior and contemporaneous agreements, negotiations, understandings, and representations and warranties, whether oral or written, with respect to such matters. For the avoidance of doubt, this Section 9.8 does not apply to or supersede the equivalent provision in the RMT Transaction Agreement, but the RMT Partner Disclosure Letter and the Spinco Disclosure Letter do constitute part of the agreement among the Parties with respect to this Agreement and the transactions contemplated hereby.

Section 9.9             Third-Party Beneficiaries. Except (a) as provided in Article V relating to Indemnitees and for the release under Section 5.1, in each case, which are intended to benefit, and to be enforceable by, the Persons specified therein, (b) as provided in Section 6.8 relating to Remainco Counsel, and (c) as specifically provided in any Ancillary Agreement, the Parties hereby agree that their respective agreements and covenants set forth in this Agreement and in the Ancillary Agreements are solely for the benefit of the other Party, as the case may be, on the terms and subject to the conditions set forth in this Agreement and the Ancillary Agreements, and this Agreement and the Ancillary Agreements are not intended to, and do not, confer upon any Person other than the Parties and its and their respective successors, legal representatives and permitted assigns any rights or remedies, express or implied. For the avoidance of doubt, no stockholder of Remainco, Spinco or RMT Partner shall be third-party beneficiaries for any purpose prior to the Spinco Distribution, and no stockholder (or Party on behalf of their respective stockholders) shall be entitled to bring any claim for damages prior to the Spinco Distribution based on a decrease in share value or lost premiums.

Section 9.10           Definitions. For purposes of this Agreement, capitalized terms (including, with correlative meaning, their singular and plural variations) have the meanings ascribed to such terms in Annex A or as otherwise defined elsewhere in this Agreement.

Section 9.11           Termination. This Agreement shall terminate immediately upon termination of the RMT Transaction Agreement, if the RMT Transaction Agreement is terminated in accordance with its terms prior to the Spinco Distribution. After the Spinco Distribution, this Agreement may not be terminated except by an agreement in writing signed by a duly authorized officer of each of Remainco, Spinco and RMT Partner. In the event of any termination of this Agreement, no Party (or any of their respective directors, officers, members or managers) shall have any Liability or further obligation to any other Party by reason of this Agreement; provided, that, in the event of any termination following the Spinco Distribution, the provisions of Article V shall survive indefinitely unless expressly agreed otherwise by the Parties; provided further, that such provisions shall not be terminated with respect to any Third Party beneficiary thereof.

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Section 9.12           Payment Terms.

(a)            Except as set forth in Article V or as otherwise expressly provided to the contrary in this Agreement, any amount to be paid or reimbursed by a Party (and/or a member of such Party’s Group), on the one hand, to another Party (and/or a member of such Party’s respective Group), on the other hand, under this Agreement shall be paid or reimbursed hereunder within thirty (30) days after presentation of an invoice or a written demand therefor and setting forth, or accompanied by, reasonable documentation or other reasonable explanation supporting such amount.

(b)           Except as set forth in Article V or as expressly provided to the contrary in this Agreement, any amount not paid when due pursuant to this Agreement (and any amount billed or otherwise invoiced or demanded and properly payable that is not paid within thirty (30) days of such bill, invoice or other demand) shall bear interest at a rate of twelve percent (12%) per annum calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment.

(c)            In the event of a dispute or disagreement with respect to all or a portion of any amounts requested by any Party (and/or a member of such Party’s Group) as being payable, the payor Party shall in no event be entitled to withhold payments for any such amounts (and any such disputed amounts shall be paid in accordance with Section 9.12(a), subject to the right of the payor Party to dispute such amount following such payment); provided, that in the event that following the resolution of such dispute it is determined that the payee Party (and/or a member of the payee Party’s Group) was not entitled to all or a portion of the payment made by the payor Party, the payee Party shall repay (or cause to be repaid) such amounts to which it was not entitled, including interest, to the payor Party (or its designee), which amounts shall bear interest at a rate of twelve percent (12%) per annum, calculated for the actual number of days elapsed, accrued from the date on which such payment was made by the payor Party to the payee Party.

(d)           All payments to be made by Remainco or Spinco under this Agreement shall be made in U.S. dollars.

Section 9.13           Obligations of RMT Partner and Remainco. Whenever this Agreement requires an Affiliate of RMT Partner or, following the Closing, any member of the Spinco Group, to take any action, such requirement shall be deemed to include an undertaking on the part of RMT Partner to cause such Person to take such action. Whenever this Agreement requires an Affiliate of Remainco or, prior to the Closing, any member of the Spinco Group to take any action, such requirement shall be deemed to include an undertaking on the part of Remainco to cause such Person to take such action. Any obligation of one Party under this Agreement or any of the other Transaction Documents, which obligation is performed, satisfied or properly fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

Section 9.14           Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

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Section 9.15           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties (and any of their respective successors, legal representatives and permitted assigns). No Party may assign any of its rights or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other Parties, except as provided for in Section 9.13, and any attempted or purported assignment or delegation in violation of this Section 9.15 shall be null and void.

Section 9.16           Tax Treatment of Payments. To the extent permitted under applicable Tax Law and subject to the last sentence of this Section 9.16 any payment required by this Agreement (other than payments of interest) shall be treated for U.S. federal income Tax purposes as (a) a contribution by BGI to Spinco, (b) the repayment in whole or in part of a loan by one or more Spinco Entities to BGI, or (c) a distribution by Spinco to BGI, as identified in the Separation Plan, occurring immediately prior to the Initial Spin, or as a payment of an assumed or retained Liability, and any payment of interest shall be treated for U.S. federal income Tax purposes as taxable or deductible, as the case may be, to the Party entitled under this Agreement to receive such payment or required under this Agreement to make such payment.

Section 9.17           Interpretation and Construction.

(a)           The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b)           The Preamble, and all Recital, Article, Section, Subsection, Schedule, and Annex references used in this Agreement are to the recitals, articles, sections, subsections, schedules, annexes and exhibits to this Agreement unless otherwise specified herein.

(c)            Except as otherwise expressly provided herein, for purposes of this Agreement: (i) the terms defined in the singular have a comparable meaning when used in the plural and vice versa; (ii) words importing the masculine gender shall include the feminine and neutral genders and vice versa; (iii) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation”; (iv) the word “or” is not exclusive; (v) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement; (vi) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”; and (vii) a reference to any Person includes such Person’s successors and permitted assigns.

(d)            Except as otherwise expressly provided herein, the term “dollars” and the symbol “$” mean United States Dollars.

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(e)            Unless the context requires otherwise, references in this Agreement to “Spinco” shall also be deemed to refer to the applicable member of the Spinco Group, references to “Remainco” shall also be deemed to refer to the applicable member of the Remainco Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by Spinco or Remainco shall be deemed to require Spinco (and, from and after the Closing, RMT Partner) or Remainco, as the case may be, to cause the applicable members of the Spinco Group or the Remainco Group, respectively, to take, or refrain from taking, any such action.

(f)            Except as otherwise expressly provided herein, all references in this Agreement to any statute include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith.

(g)           The Schedules hereto shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

(h)           The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(i)             In the event of any inconsistency or conflict that may arise in the application or interpretation of the definitions of “Spinco Assets” and “Excluded Assets” or the definitions of “Spinco Assumed Liabilities” and “Excluded Liabilities” the explicit inclusion of an item on any Schedule referred to in either definition shall take priority over any textual provision of either definition that would otherwise operate to include or exclude such Asset or Liability, as applicable, from the applicable definition.

(j)             In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. In the event and to the extent that there shall be a conflict between the provisions of (i) this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control (except with respect to any provisions relating to the Separation, the Spinco Distribution, the covenants and obligations set forth in Article IV, Article V, Article VI, Article VII, and Article VIII or the application of this Article IX to the terms of this Agreement (or, in each case, any indemnification rights pursuant to this Agreement in respect thereof and/or any other remedies pursuant to this Agreement in respect of any breach of any covenant or obligation under this Agreement), in which case this Agreement shall control), (ii) this Agreement and any Conveyancing and Assumption Instrument, this Agreement shall control, and (iii) this Agreement and any agreement which is not an Ancillary Agreement (other than a Conveyancing and Assumption Instrument), this Agreement shall control unless both (A) it is specifically stated in such agreement that such agreement controls and (B) such agreement has been executed by a member of the Remainco Group and the Spinco Group. Except as expressly set forth in this Agreement or any Ancillary Agreement, (1) all matters relating to Taxes and Tax Returns of the Parties and their respective Subsidiaries shall be governed exclusively by the Tax Matters Agreement, and (2) for the avoidance of doubt, in the event of any conflict between this Agreement or any Ancillary Agreement, on the one hand, and the Tax Matters Agreement, on the other hand, with respect to such matters, the terms and conditions of the Tax Matters Agreement shall govern.

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61

IN WITNESS WHEREOF, the Parties have caused this Separation and Distribution Agreement to be duly executed as of the day and year first above written.

BERRY GLOBAL GROUP, INC.

By	/s/ Jason K. Greene
Name:	Jason K. Greene
Title:	Chief Legal Officer

TREASURE HOLDCO, INC.

By	/s/ Jason K. Greene
Name:	Jason K. Greene
Title:	Chief Legal Officer

GLATFELTER CORPORATION

By	/s/ Thomas M. Fahnemann
Name:	Thomas M. Fahnemann
Title:	President and Chief Executive Officer

[Signature Page to Separation and Distribution Agreement]

Annex A
Certain Definitions

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person (for purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of capital stock, voting securities or other equity interests, by Contract or otherwise). It is expressly agreed that none of Remainco, Spinco or RMT Partner or member of any Group shall be deemed to be an Affiliate of the other or member of such other’s Group solely by reason of having one or more directors in common or by reason of having been under common control of Remainco or Remainco’s stockholders prior to, or in case of Spinco’s stockholders, after the Spinco Distribution.

“Agreement” shall have the meaning set forth in the Preamble.

“Ancillary Agreements” shall mean the Tax Matters Agreement, the Employee Matters Agreement, the Transition Services Agreement, and any other agreements to be entered into by and between any member of the Spinco Group or RMT Partner and any member of the Remainco Group, at, prior to or after the Spinco Distribution in connection with the Spinco Distribution (to the extent consented to by RMT Partner), but shall exclude the Conveyancing and Assumption Instruments and, for the avoidance of doubt, the RMT Transaction Agreement.

“Assets” shall mean all right, title and ownership interests in and to all properties, claims, Contracts, rights, businesses, technology or assets (including goodwill), wherever located (including in the possession of vendors or other Third Parties or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible or intangible, whether accrued, contingent or otherwise, in each case, whether or not recorded or reflected or required to be recorded or reflected on the Records or financial statements of any Person. Except as otherwise specifically set forth herein or in the Tax Matters Agreement, the rights and obligations of the Parties with respect to Taxes shall be governed by the Tax Matters Agreement, and, therefore, assets related to Taxes (including any Tax Items, Tax Attributes or rights to receive any Tax refunds (each as defined in the Tax Matters Agreement)) shall not be treated as Assets.

“Audited Party” shall have the meaning set forth in Section 4.1(d).

“BGI” shall have the meaning set forth in the Recitals.

“Business” shall mean (a) with respect to Spinco, the Spinco Business, or (b) with respect to Remainco, the Remainco Business.

“Business Day” shall have the meaning set forth in the RMT Transaction Agreement.

“Cash and Cash Equivalents” shall mean cash and cash equivalents, currency on hand, cash balances in deposits with banks or financial institutions, investment accounts, negotiable instruments, checks, money orders, marketable securities, short-term instruments and other cash equivalents minus the amount of any undeposited checks and uncleared drafts and wires sent to Third Parties, plus the amount of any deposits in transit.

A-1

“Chosen Courts” shall have the meaning set forth in the RMT Transaction Agreement.

“Clean-Up Spin-Off” shall mean the distribution by Remainco, pro rata to its shareholders, of any unsubscribed shares of Spinco Common Stock immediately following the consummation of the Exchange Offer.

“Closing” shall have the meaning set forth in the RMT Transaction Agreement.

“Closing Date” shall have the meaning set forth in the RMT Transaction Agreement.

“Code” shall mean the Internal Revenue Code of 1986.

“Collective Benefit Services” shall have the meaning set forth in Section 6.7(a).

“Combined Contracts” means any Contract to which a member of Spinco Group is a party and (a) primarily relating to the Spinco Business, and (b) also relating to the Remainco Business, and which are not capable of being divided between, or standing on their own for, the Spinco Business, on the one hand, and the Remainco Business, on the other hand, without the consent of a Third Party.

“Commingled Contract” means any Contract (other than any Combined Contract) to which any member of Remainco Group is a party and relating to both (a) the Spinco Business, and (b) the Remainco Business and which are not capable of being divided between, or standing on their own for, the Spinco Business, on the one hand, and the Remainco Business, on the other hand, without the consent of a Third Party.

“Confidential Information” shall mean all non-public, confidential or proprietary Information concerning a Party and/or its Subsidiaries or with respect to Remainco, the Remainco Business, or any Excluded Asset, or with respect to Spinco, the Spinco Business, or any Spinco Asset, which, prior to or following the Spinco Distribution, has been disclosed by a Party or its Subsidiaries to another Party or its Subsidiaries, or otherwise has come into the possession of, the other, including pursuant to the access provisions of Sections 6.1 or 6.2 or any other provision of this Agreement, including any data or documentation resident, existing or otherwise provided in a database or in a storage medium, permanent or temporary, intended for confidential, proprietary and/or privileged use by a Party (except to the extent that such Information can be shown to have been (a) in the public domain or known to the public through no fault of the receiving Party or its Subsidiaries, (b) lawfully acquired by the receiving Party or its Subsidiaries from other sources not known to be subject to confidentiality obligations with respect to such Confidential Information, or (c) independently developed by the receiving Party or its Affiliates after the time of the Spinco Distribution without reference to or use of any Confidential Information). As used herein, by example and without limitation, Confidential Information shall mean any information of a Party marked as confidential, proprietary and/or privileged.

“Consents” shall mean any consents, waivers, notices, reports or other filings obtained, made or to be obtained from or made, including with respect to any Contract, or any registrations, notifications, dossiers, appendices, licenses, permits, approvals, authorizations obtained or to be obtained from, or approvals from, or notification requirements to, any Person including a Governmental Entity.

A-2

“Contract” shall have the meaning set forth in the RMT Transaction Agreement.

“Contribution” shall have the meaning set forth in the Recitals.

“Conveyancing and Assumption Instruments” shall mean, collectively, the various Contracts and other documents (including stock powers, assignments of limited liability company interests, deeds and other instruments of conveyance) entered into prior to the Initial Spin and to be entered into to effect the Transfer of Assets in the manner contemplated by this Agreement and the Separation, in substantially the form to be effected pursuant to Delaware Law, the Laws of one of the other states of the United States or the Laws of foreign jurisdictions, and in such form as the applicable parties agree or, if not appropriate for a given Transfer or assumption of Liabilities, in such form or forms as the applicable parties thereto agree (but taking into account any requirements of applicable Law (including to record or register transfer of title in each applicable jurisdiction)).

“Credit Support Instruments” shall mean any letters of credit, performance bonds, surety bonds, bankers acceptances, or other similar arrangements.

“Damages” shall mean any loss, damage, injury, claim, demand, settlement, judgment, award, fine, penalty, fee (including reasonable out of pocket attorneys’ or advisors’ fees), charge, cost (including reasonable costs of investigation or capital expenditures) or expense of any nature and including amounts paid or payable to Third Parties in respect of any third-party claim for which indemnification hereunder is otherwise required.

“Data Protection Laws” shall mean any and all Laws concerning the privacy, protection or security of Personal Data throughout the world, including the General Data Protection Regulation (EU) 2016/679, the United Kingdom’s Data Protection Act 2018, the California Consumer Privacy Act of 2018 and Section 5 of the Federal Trade Commission Act, and any Laws, regulations, or regulatory requirements, guidance and codes of practice applicable to the Processing of Personal Data (as amended and/or replaced from time to time).

“Deficit Days” shall have the meaning set forth in Section 4.6.

“Delayed Asset” shall have the meaning set forth in Section 1.8(b).

“Delayed Liability” shall have the meaning set forth in Section 1.8(b).

“Discharge” shall have the meaning set forth in Section 3.7.

“Dispute” shall have the meaning set forth in Section 7.1.

“Distribution Agent” means the Person reasonably agreed by Remainco and RMT Partner to act in such capacity.

A-3

“Distribution Disclosure Documents” shall mean (a) any registration statement to be filed by Spinco with the SEC to effect the registration of shares of Spinco Common Stock in connection with the Spinco Distribution (including any registration statement on Form 10 or Form S-1 or Form S-8 related to securities to be offered under any employee benefit plan), and also includes any amendment or supplement thereto, information statement, prospectus, offering memorandum, offering circular, periodic report or similar disclosure document, whether or not filed with the SEC or any other Governmental Entity, (b) if the Spinco Distribution is effected in whole or in part as an Exchange Offer, a Schedule TO and other filings pursuant to Rule 13e-4 under the Exchange Act; in each case, which describes the Separation or the Spinco Group or primarily relates to the transactions contemplated hereby, and (c) any current reports on Form 8-K filed or furnished with the SEC by Spinco in connection with the Spinco Distribution or by Remainco solely to the extent related to the Spinco Distribution.

“Employee Matters Agreement” shall have the meaning set forth in the RMT Transaction Agreement.

“Environmental Law” shall have the meaning set forth in the RMT Transaction Agreement.

“Escalation Notice” shall have the meaning set forth in Section 7.2(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Exchange Offer” shall have the meaning set forth in the Recitals.

“Excluded Assets” shall mean the Assets of Remainco and its Subsidiaries other than the Spinco Assets. Notwithstanding anything in this Agreement to the contrary, the Excluded Assets include the following:

(a)	the Assets listed or described on Schedule II;

(b)	shares of capital stock of, or any other equity or ownership interests in, the Subsidiaries held, directly or indirectly, by Remainco, other than the Spinco Transferred Interests;

(c)	all Inventory, other than Spinco Inventory;

(d)	all Cash and Cash Equivalents (except for Cash and Cash Equivalents up to the Minimum Cash Amount or as expressly otherwise provided in the Ancillary Agreements);

(e)	all real property, whether owned, leased, subleased, licensed, or otherwise occupied by Remainco and its Subsidiaries, other than Spinco Real Property;

(f)	Remainco IT Assets;

(g)	all Intellectual Property, other than Spinco Intellectual Property; and

(h)	all rights to claims, defenses, causes of action, rights of recovery, rights of set-off, rights under warranties, rights to indemnities, rights to refunds, rights of recoupment, guarantees and all similar rights against Third Parties, in each case, to the extent relating to any other Excluded Asset or Excluded Liability.

A-4

“Excluded Liabilities” shall mean (without duplication):

(a)	the Liabilities listed or described on Schedule III;

(b)	all Liabilities of Remainco or its Subsidiaries to the extent (i) such Liabilities are not Spinco Assumed Liabilities or (ii) relating to, arising out of or resulting from any disposed or discontinued business or operations of Remainco and its Subsidiaries as of the Spinco Distribution;

(c)	all Liabilities, whether presently in existence or arising after the date of this Agreement, relating to fees, commissions or expenses owed to any broker, finder, investment banker, accountant, attorney or other intermediary or advisor engaged by any member of the Remainco Group or, to the extent the relevant engagement was entered into prior to the Spinco Distribution, any member of the Spinco Group, in each case in connection with the transactions contemplated by this Agreement or the Ancillary Agreements (other than, for the avoidance of doubt, to the extent otherwise provided in the RMT Transaction Agreement or any Ancillary Agreement);

(d)	all Liabilities to the extent relating to, arising out of or resulting from the indemnification of any director, officer, manager, agent or employee of Remainco or any of its Affiliates who was a director, officer, manager, agent or employee of Remainco or any of its Affiliates (including the Spinco Group) on or prior to the Spinco Distribution to the extent such director, officer, manager, agent or employee is or becomes a named defendant in any shareholder derivative suit brought by shareholders of Remainco against Remainco arising from the transactions contemplated by this Agreement or the RMT Transaction Agreement;

(e)	all Liabilities to the extent relating to, arising out or resulting from any matter subject to or regulated by Environmental Law, in each case whether before, at or after the Spinco Distribution, and in each case to the extent relating to, arising out of or resulting from: (i) the ownership, occupancy or use of any property of the Remainco Group; or (ii) the use, treatment, Release, handling, transportation or disposal of Hazardous Substances on or from any property of the Remainco Group; and

(f)	all other Liabilities of Remainco and its Subsidiaries that are expressly contemplated by this Agreement or any other Ancillary Agreement as Liabilities to be retained or assumed by Remainco or any other member of the Remainco Group, and all agreements, obligations and other Liabilities of Remainco or any member of the Remainco Group under this Agreement or any of the other Ancillary Agreements.

A-5

“First Effective Time” shall have the meaning set forth in the RMT Transaction Agreement.

“First Merger” shall have the meaning set forth in the Recitals.

“First Merger Sub” shall have the meaning set forth in the RMT Transaction Agreement.

“French Regulatory Consultation” shall have occurred when notification and consultation with the Social and Economic Committee of each of the Spinco Entities domiciled in France in accordance with article L. 2312-8 of the French Labor Code shall have been completed.

“French Spinco Entities” shall have the meaning set forth in Section 1.13.

“Governmental Entity” shall have the meaning set forth in the RMT Transaction Agreement.

“Group” shall mean (a) with respect to Remainco, the Remainco Group, and (b) with respect to Spinco, the Spinco Group.

“Hazardous Substance” shall have the meaning set forth in the RMT Transaction Agreement.

“Indebtedness” shall have the meaning set forth in the RMT Transaction Agreement.

“Indemnifiable Loss” and “Indemnifiable Losses” shall mean any and all Damages, deficiencies, Liabilities, obligations, judgments, settlements, claims, payments, interest, costs and expenses (including the costs and expenses of any and all Proceedings and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder).

“Indemnifying Party” shall have the meaning set forth in Section 5.4(a).

“Indemnitee” shall have the meaning set forth in Section 5.4(a).

“Indemnity Payment” shall have the meaning set forth in Section 5.8(a).

“Information” shall mean all information in written, oral, electronic, computerized, digital or other tangible or intangible media; provided, that the term “Information” does not include any datasets or derived data, or any Intellectual Property rights embodied in any of the foregoing in this definition.

“Initial Spin” shall mean the distribution of the Spinco Common Stock by BGI to Remainco, as described in the Recitals.

A-6

“Insurance Policies” shall mean Third Party insurance policies and Third Party insurance Contracts of any kind, including primary, excess and umbrella policies, comprehensive general liability policies, director and officer liability, fiduciary liability, automobile, aircraft, property and casualty, workers’ compensation and employee dishonestly insurance policies, together with the rights, benefits and privileges thereunder.

“Insurance Proceeds” shall mean those monies (a) received by an insured from an insurer (other than any captive insurer of either Group), or (b) paid by an insurer (other than any captive insurer of either Group) on behalf of an insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, cost of reserve or collection costs paid or held by or for the benefit of such insured.

“Intellectual Property” shall have the meaning set forth in the RMT Transaction Agreement.

“Intended Initial Spin Tax Treatment” shall mean the following U.S. federal income Tax consequences in connection with the Contribution, the Spinco Special Cash Payment and the Initial Spin:

(a)            the qualification of the Initial Spin, taken together with the Contribution, as a “reorganization” under Section 368(a)(1)(D) of the Code to which Section 355 applies, and the treatment of BGI and Spinco as parties to the reorganization within the meaning of Section 368(b) of the Code;

(b)            the nonrecognition of any income, gain or loss by BGI on the Contribution to Spinco in exchange for the Spinco Common Stock, the Spinco Special Cash Payment, and the assumption of liabilities by Spinco, if any, pursuant to Sections 357(a) and 361(a) and (b) of the Code;

(c)            the nonrecognition of any income, gain or loss by Spinco on the Contribution by BGI in exchange for the Spinco Common Stock, the Spinco Special Cash Payment, and the assumption of liabilities by Spinco, if any, pursuant to Section 1032(a) of the Code;

(d)            the nonrecognition of any gain or loss by BGI upon the distribution of Spinco stock to Remainco in the Initial Spin pursuant to Section 361(c) of the Code; and

(e)            the nonrecognition of any income, gain or loss by Remainco upon the receipt of Spinco stock in the Initial Spin pursuant to Section 355(a)(1) of the Code.

“Intended Merger Tax Treatment” shall have the meaning set forth in the RMT Transaction Agreement.

“Intended Spinco Distribution Tax Treatment” shall mean the following U.S. federal income Tax consequences in connection with the Spinco Distribution:

(a)            the nonrecognition of income, gain or loss by holders of Remainco Common Stock upon the receipt of Spinco Common Stock in the Spinco Distribution under Section 355 of the Code; and

(b)            the nonrecognition of income, gain, or loss by Remainco on the distribution of Spinco Common Stock to Remainco’s shareholders in the Spinco Distribution pursuant to Section 355(c)(1) of the Code.

A-7

“Intended Tax Treatment” shall have the meaning set forth in the RMT Transaction Agreement.

“Intergroup Accounts” shall have the meaning set forth in Section 1.4.

“Intergroup Contracts” shall have the meaning set forth in Section 1.5(a).

“Internal Control Audit and Management Assessments” shall have the meaning set forth in Section 4.1(c).

“Inventory” means all raw materials, parts, supplies, goods, materials, works-in-process, finished goods, inventory, packaging and stock in trade.

“Laws” shall have the meaning set forth in the RMT Transaction Agreement.

“Liabilities” shall mean any and all Indebtedness, liabilities, costs, expenses, interest and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, reserved or unreserved, or determined or determinable, including those arising under any Law, Proceeding, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity and those arising under any Contract or any fines, Damages or equitable relief which may be imposed and including all costs and expenses related thereto. Except as otherwise specifically set forth herein, the rights and obligations of the Parties with respect to Taxes shall be governed by the Tax Matters Agreement and, therefore, Taxes shall not be treated as Liabilities governed by this Agreement other than for purposes of indemnification related to the Distribution Disclosure Documents.

“Liable Party” shall have the meaning set forth in Section 1.8(c).

“Lien” shall have the meaning set forth in the RMT Transaction Agreement.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Subs” shall have the meaning set forth in the RMT Transaction Agreement.

“Minimum Cash Amount” means an amount of cash equal to (a) two hundred fourteen million dollars ($214,000,000.00), less (b) such amount, if any, paid by Remainco or any of its Subsidiaries between the date of this Agreement and as of immediately prior to the Spinco Distribution, in satisfaction of the Special Tax Claim and/or the Deferred Purchase Price pursuant to, and as defined in, the Providencia Stock Purchase Agreement (but solely to the extent that any such payment is required to be made by Remainco or any of its Subsidiaries under applicable Law).

“Non-Assumable Third Party Claims” shall have the meaning set forth in Section 5.4(b).

A-8

“Notifying Party” shall have the meaning set forth in Section 1.3(c).

“Other Party” shall have the meaning set forth in Section 1.8(b).

“Other Party’s Auditors” shall have the meaning set forth in Section 4.1(c).

“Outside Date” shall have the meaning set forth in the RMT Transaction Agreement.

“Party” or “Parties” shall have the meaning set forth in the Preamble.

“Payoff Letters” shall have the meaning set forth in Section 2.7.

“Permit” shall have the meaning set forth in the RMT Transaction Agreement.

“Person” shall have the meaning set forth in the RMT Transaction Agreement.

“Personal Data” shall have the meaning set forth in the RMT Transaction Agreement.

“Post-Closing Claims” shall have the meaning set forth in Section 8.1(b).

“Pre-Closing Occurrence-Based Policies” shall have the meaning set forth in Section 8.1(b).

“Preliminary Separation Plan” shall have the meaning set forth in Section 1.2(a).

“Private Letter Ruling” shall have the meaning set forth in the RMT Transaction Agreement.

“Privilege” shall have the meaning set forth in Section 6.7(a).

“Privileged Information” shall have the meaning set forth in Section 6.7(a).

“Proceeding” shall have the meaning set forth in the RMT Transaction Agreement.

“Processing” shall have the meaning set forth in the RMT Transaction Agreement.

“Providencia Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated January 27, 2014, by and among PGI Polímeros do Brasil S.A. and the other signatories identified on the signature pages thereto.

“Public Reports” shall have the meaning set forth in Section 4.1(e).

“Record Date” shall mean the close of business on the date to be determined by the Remainco Board as the record date for determining stockholders of Remainco entitled to receive shares of Spinco Common Stock in the Spinco Distribution.

“Record Holders” shall mean the holders of record of shares of Remainco Common Stock as of the close of business on the Record Date.

A-9

“Records” shall mean any Contracts, documents, books, records or files.

“Release” shall have the meaning set forth in the RMT Transaction Agreement.

“Remainco” shall have the meaning set forth in the Preamble.

“Remainco Board” shall have the meaning set forth in the Recitals.

“Remainco Business” shall mean the business conducted by Remainco, other than the Spinco Business.

“Remainco Common Stock” shall have the meaning set forth in Section 3.2(b).

“Remainco Counsel” shall have the meaning set forth in Section 6.8.

“Remainco CSIs” shall have the meaning set forth in Section 1.7(d).

“Remainco Group” shall mean Remainco and each Person (other than Spinco and the other members of the Spinco Group) that is a direct or indirect Subsidiary of Remainco immediately prior to the Spinco Distribution, and each Person that becomes a Subsidiary of Remainco after the Spinco Distribution.

“Remainco Indemnitees” shall mean each member of the Remainco Group and each of their Affiliates from and after the Spinco Distribution and each member of the Remainco Group’s and their respective current, former and future Affiliates’ respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

“Remainco IT Assets” shall mean the computers, software and software platforms, databases, hardware, websites, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment that are owned or controlled by Remainco and its Affiliates (excluding the Spinco Group) and used in connection with the operation of the Remainco Business.

“Representation Matters” shall have the meaning set forth in Section 6.8.

“Required Working Capital Days” shall have the meaning set forth in Section 4.6.

“RMT Partner” shall have the meaning set forth in the Preamble.

“RMT Partner Debt Repayment” shall have the meaning set forth in Section 2.3(a).

“RMT Partner Stockholder Approval” shall have the meaning set forth in the RMT Transaction Agreement.

“RMT Transaction Agreement” shall mean that certain RMT Transaction Agreement by and among Remainco, Spinco, RMT Partner, and Merger Subs, dated the date hereof, as it may be amended, modified or supplemented from time to time in accordance with its terms.

“SEC” shall mean the Securities and Exchange Commission.

A-10

“Second Merger” shall have the meaning set forth in the Recitals.

“Second Merger Sub” shall have the meaning set forth in the RMT Transaction Agreement.

“Securities Act” shall mean the Securities Act of 1933.

“Separation” shall mean the Transfer and/or assignment of Spinco Assets and Excluded Assets by means of the Conveyancing and Assumption Instruments, as set forth in Section 1.1, as conducted substantially in accordance with the Separation Plan (to the extent expressly contemplated thereby).

“Separation Committee” shall have the meaning set forth in Section 1.2(b).

“Separation Plan” shall have the meaning set forth in Section 1.2(a).

“Separation Plan Review Period” shall have the meaning set forth in Section 1.2(a).

“Set-Up Costs” means all fees, costs and expenses incurred by a Party expressly relating to the integration of the Spinco Business with RMT Partner’s business, including entity consolidation or minimization, IT integration, any one-time license fees, one time set-up fees for software, and any third-party consultants engaged to assist with such integration.

“Sole Benefit Services” shall have the meaning set forth in Section 6.7(a).

“Solvency Opinion” shall have the meaning set forth in Section 3.3(c).

“Spin-Off” shall have the meaning set forth in the Recitals.

“Spinco” shall have the meaning set forth in the Preamble.

“Spinco Assets” shall mean any and all right, title and interest in and to any and all Assets of Remainco and its Subsidiaries immediately prior to the Spinco Distribution that are primarily used or primarily held for use in the Spinco Business (except as otherwise expressly contemplated in this Agreement or the Ancillary Agreements), including:

(a)	the Assets listed or described on Schedule IV;

(b)	the Spinco Transferred Interests;

(c)	all Spinco Inventory;

(d)	all Cash and Cash Equivalents of the Spinco Group (up to the Minimum Cash Amount) and all bank accounts, lock boxes and other deposit arrangements exclusively used in, held for use in or related to the Spinco Business;

(e)	any and all accounts receivable and other current assets of the Spinco Group;

(f)	all Spinco Contracts;

A-11

(g)	all Spinco IT Assets;

(h)	all Spinco Intellectual Property;

(i)	all buildings, machinery, equipment and other tangible assets currently primarily being used by the Spinco Business, and Spinco Real Property;

(j)	Permits of the Spinco Business;

(k)	Records of the Spinco Business; and

(l)	any and all other Assets that are expressly allocated to Spinco or any other member of the Spinco Group pursuant to this Agreement or any Ancillary Agreement.

Notwithstanding anything to the contrary herein, this Agreement and the Ancillary Agreements do not purport to transfer ownership of any of the Insurance Policies of any member of the Spinco Group or Remainco Group, and any assignment of rights to coverage under such Insurance Policies is governed by Article VIII herein.

“Spinco Assumed Liabilities” shall mean any and all Liabilities (except for Liabilities related to Taxes which are governed exclusively by the Tax Matters Agreement) of Remainco or any of its Subsidiaries (including the members of the Spinco Group and members of the Remainco Group) in the following categories, in each case, regardless of (a) when or where such Liabilities arose or arise (whether arising prior to, at or after the Spinco Distribution), (b) where or against whom such Liabilities are asserted or determined, (c) regardless of whether arising from or alleged to arise from negligence, gross negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Remainco Group or Spinco Group, as the case may be, or any of their past or present respective directors, officers, employees, agents, Subsidiaries or Affiliates and (d) which entity is named in any Proceeding associated with any Liability:

(a)	any and all Liabilities set forth on Schedule V;

(b)	any and all Liabilities that are expressly assumed by or allocated to Spinco or any other member of the Spinco Group pursuant to this Agreement or any Ancillary Agreement, and any and all obligations and Liabilities of any member of the Spinco Group pursuant to this Agreement or any Ancillary Agreement;

(c)	any and all current Liabilities of the Spinco Group;

(d)	the operation of the Spinco Business, as conducted at any time before, at or after the Spinco Distribution;

(e)	subject to Section 1.3 and Section 1.8, any and all Liabilities to the extent relating to, arising out of or resulting from the operation of any business conducted by or on behalf of any member of the Spinco Group at any time after the Spinco Distribution (including any Liability relating to, arising out of or resulting from any act or failure to act by any Person, whether or not such act or failure to act is within such Person’s authority, with respect to such business); and

(f)	any and all Liabilities to the extent related to or arising out of any Spinco Assets or the Spinco Business.

A-12

“Spinco Board” shall have the meaning set forth in the Recitals.

“Spinco Business” shall have the meaning set forth in the RMT Transaction Agreement.

“Spinco Common Stock” shall have the meaning set forth in the RMT Transaction Agreement.

“Spinco Contracts” means the following Contracts to which Remainco or any of its Subsidiaries is a party or by which Remainco or any of its Subsidiaries or any of their respective Assets is bound, in each case, as of immediately prior to the Spinco Distribution (except for any such Contract or part thereof that is expressly contemplated to be retained by or transferred to Remainco or any member of the Remainco Group pursuant to any provision of this Agreement or any other Ancillary Agreement):

(a)	any Contract that is primarily related to the Spinco Business; and

(b)	any Contract or part thereof that is otherwise expressly contemplated pursuant to this Agreement (including Commingled Contracts, subject to Section 1.3) or any of the other Ancillary Agreements to be assigned to Spinco or any member of the Spinco Group.

“Spinco CSIs” shall have the meaning set forth in Section 1.7(d).

“Spinco Distribution” shall have the meaning set forth in the Recitals.

“Spinco Distribution Date” shall mean the date, as shall be determined by the Spinco Board, on which Remainco distributes all of the issued and outstanding shares of Spinco Common Stock held by Remainco following the Initial Spin to the holders of Remainco Common Stock.

“Spinco Employees” shall have the meaning set forth in the Employee Matters Agreement.

“Spinco Financial Statements” shall have the meaning set forth in the RMT Transaction Agreement.

“Spinco Financing” shall have the meaning set forth in the RMT Transaction Agreement.

“Spinco Financing Agreements” shall have the meaning set forth in the RMT Transaction Agreement.

“Spinco Form 10” shall mean the registration statement on Form 10 filed by Spinco with the SEC in connection with the Spinco Distribution.

“Spinco Group” shall mean, prior to the Spinco Distribution, Spinco and each of its Subsidiaries, and following the Spinco Distribution, Spinco and each Person that is a direct or indirect Affiliate of Spinco immediately following the Spinco Distribution (other than Remainco or any member of the Remainco Group), and each Person that becomes a Subsidiary of Spinco after the Spinco Distribution.

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“Spinco Indemnitees” shall mean each member of the Spinco Group and each of their Affiliates from and after the Spinco Distribution (including, for the avoidance of doubt, RMT Partner and each of its Affiliates) and each member of the Spinco Group’s and their respective current, former and future Affiliates’ respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

“Spinco Intellectual Property” shall have the meaning set forth in the RMT Transaction Agreement.

“Spinco Inventory” shall mean all Inventory used or held for use in connection with the Spinco Business.

“Spinco IT Assets” shall have the meaning set forth in the RMT Transaction Agreement.

“Spinco Real Property” shall have the meaning set forth in the RMT Transaction Agreement.

“Spinco Special Cash Payment” means a cash payment in an amount equal to the sum of (a) all of the proceeds of the Spinco Financing, (b) plus (i) the amount, if any, by which the Cash and Cash Equivalents of Spinco as of immediately prior to the making of the Spinco Special Cash Payment exceeds the Minimum Cash Amount, or minus (ii) the amount, if any, by which the Minimum Cash Amount exceeds the Cash and Cash Equivalents of Spinco as of immediately prior to the making of the Spinco Special Cash Payment minus (c) the aggregate amount of the Payoff Letters setting forth the amount required to pay the Indebtedness of RMT Partner set forth on Schedule VII minus (d) the aggregate amount of the Transaction Expense Invoices setting forth the amount required to pay the Transaction Expenses of Remainco, Spinco, and RMT Partner.

“Spinco Transferred Interests” shall mean the equity interests in the Persons set forth Schedule VI, each of which are direct or indirect Subsidiaries of Remainco.

“Subsidiary” shall have the meaning set forth in the RMT Transaction Agreement.

“Tax” or “Taxes” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Attributes” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Authority” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Contest” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Items” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Matters Agreement” shall have the meaning set forth in the RMT Transaction Agreement.

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“Tax Records” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Return” shall have the meaning set forth in the Tax Matters Agreement.

“Third Party” shall mean any Person other than (a) the members of the Remainco Group and the Spinco Group, and (b) RMT Partner and its Affiliates.

“Third Party Claim” shall have the meaning set forth in Section 5.4(a).

“Third Party Proceeds” shall have the meaning set forth in Section 5.8(a).

“Transaction Documents” shall mean the RMT Transaction Agreement, this Agreement and the Ancillary Agreements.

“Transaction Expense Invoices” shall have the meaning set forth in Section 2.6.

“Transaction Expense Payment” shall have the meaning set forth in Section 2.3(a).

“Transaction Expenses” means (a) any and all out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, investment banking firms and other financial institutions, experts and consultants, and commitment fees and any other financing fees and expenses, including in respect of debt financing, the ratings process, underwriting fees, upfront fees and any solvency opinions) actually incurred or accrued, prior to or at the First Effective Time (as defined in the RMT Transaction Agreement), by RMT Partner or any member of the Remainco Group or Spinco Group or on its or their respective behalf or for which it or they are liable in connection with or related to (i) the drafting, negotiation or implementation of the Transaction Documents, (ii) the authorization, planning, structuring, preparation, drafting, negotiation, execution and performance of the transactions contemplated hereby or thereby (including the Separation, the Initial Spin the Spinco Distribution and any Conveyancing and Assumption Instruments), (iii) the preparation, review and audit of any financial statements of the Spinco Business, (iv) the preparation of the Spinco Business for sale or separation and any due diligence, marketing or similar activities in connection therewith, (v) the preparation, printing, filing and mailing of the Distribution Disclosure Documents, and the preparation and filing of any other filings with the SEC or any Governmental Entity to the extent related to the transactions contemplated by the Transaction Documents, and (vi) all other matters related to the Merger (including obtaining the RMT Partner Stockholder Approval), the Separation, the Initial Spin, the Spinco Distribution and any other transaction contemplated by the Transaction Documents, (b) any and all out-of-pocket fees and expenses actually incurred or accrued by RMT Partner or any member of the Remainco Group or Spinco Group or on its or their respective behalf or for which it or they are liable in connection with or related to obtaining the prepaid directors’ and officers’ liability insurance policy or policies contemplated by the RMT Transaction Agreement and (c) Set-Up Costs.

“Transfer Agent” shall mean the Person reasonably agreed by Remainco and RMT Partner to act in such capacity.

“Transfers” shall have the meaning set forth in the Recitals and the term “Transferred” shall have its correlative meaning.

“Transition Services Agreement” shall have the meaning set forth in the RMT Transaction Agreement.

“Updated Preliminary Separation Plan” shall have the meaning set forth in Section 1.2(a).

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